As filed with the U.S. Securities and Exchange Commission on September 4, 2025.

Registration No. 333-____________exp

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Nihon Shintatsu Co., Ltd.

(Exact name of registrant as specified in its charter)

n/a

(Translation of Registrant’s name into English)

Japan	6500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No

3 Chome-20-2 Sakura

Otaru, Hokkaido 047-0156, Japan

Telephone: 0134-31-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

T. J. Jesky Law Offices of T. J. Jesky 205 N. Michigan Ave., Suite 810 Chicago, IL 60601-5902 Telephone: 312-894-0130	Anthony W. Basch, Esq. J. Britton Williston, Esq. Benming Zhang, Esq. Two James Center, 14th Floor 1021 East Cary Street Richmond, VA 23219 Telephone: (804) 771-5700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 27, 2025

1,250,000 Common Shares

Nihon Shintatsu Co., Ltd.

We are offering 1,250,000 of our common shares, no par value (“Common Shares”). This is our initial public offering. Prior to the offering, there has been no public market for our Common Shares. We expect the initial public offering price of our Common Shares to be between $4.00 and $6.00 per share. For purpose of this prospectus, the assumed initial public offering price per share is $4.00, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus.

We plan to apply to list our Common Shares on the Nasdaq Capital Market. At this time, the Nasdaq Capital Market has not yet approved our application to list our Common Shares. The closing of this offering is conditioned upon Nasdaq Capital’s final approval of our listing application, and there is no guarantee or assurance that our Common Shares will be approved for listing on Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Investing in our Common Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying our Common Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 4 of this prospectus for more information.

Following the completion of this offering, Mr. Hideyuki Ishii, our Chief Executive Officer and representative director, will beneficially own approximately 91.2% of the aggregate voting power of our issued and outstanding Common Shares assuming no exercise of the underwriters’ over-allotment option. As such, we will be deemed a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules but will follow the corporate governance standards of our home country, Japan, as permitted by Nasdaq Rules. See “Risk Factors” and “Management — Controlled Company.”

	Per Common Shares	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our company before expenses	$	$	$

(1)	Represents underwriting discounts equal to 8% per Common Share.

The underwriter we have engaged is Spartan Capital Securities, LLC. This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Common Shares if any such Common Shares are taken.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Underwriter

Spartan Capital Securities, LLC

Prospectus dated ____________, 2025

About this Prospectus

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only our Common Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Our functional currency and reporting currency are the Japanese yen (“¥” or “¥”), the legal currency of Japan. The terms “dollar” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rate of ¥142.63=$1.00, which was the foreign exchange rate on April 30, 2025.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Nihon Shintatsu Co., Ltd.” refers to our company, a corporation with limited liability organized under Japanese law, and “Common Shares” refers to our common shares with no par value;

●	“Japanese Yen,” “¥,” and “¥” are to the legal currency of Japan.

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to Nihon Shintatsu Co., Ltd. as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Common Shares, discussed under “Risk Factors,” before deciding whether to buy our Common Shares.

Corporate Information

Our headquarters are located at 3 Chome 20-2 Sakura, Otaru, Hokkaido 047-0156 Japan, our phone number is +81 134-31-0000. Our website address is https://www.japan-stt.co.jp/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is the Law Offices of T. J. Jesky, located 205 N. Michigan Avenue, Suite 810, Chicago, IL 60601.

Our Mission:

Our mission is to identify and unlock untapped tourism-driven real estate opportunities across Hokkaido’s underappreciated regions – particularly in cities such as Otaru and Furano – through a pioneering, strategic approach. We strive to transform these overlooked areas into catalysts for sustainable economic growth and cultural revitalization.

Our Vision:

We envision Hokkaido’s underappreciated communities flourishing as destinations of economic and cultural vitality. This future exemplifies the transformative power of thoughtful, tourism-focused development in rejuvenating local economies and enriching cultural life.

Overview

Nihon Shintatsu Co., Ltd., is a Hokkaido-based real estate company primarily engaged in the acquisition, enhancement, and resale of real estate assets in tourism-driven markets such as Niseko, Furano, and Otaru. Our business model centers on identifying underutilized or mispriced properties in high-potential tourist areas and transforming them into attractive assets for resale to end buyers, including foreign investors and high-net-worth individuals. By concentrating on Hokkaido’s most visited locales, we leverage the region’s rising appeal to both domestic and international travelers. This focused strategy differentiates us from general real estate developers and positions us as a specialist in Japan’s tourism-driven real estate sector.

Our revenue is primarily generated through direct asset sales following successful property enhancement, with additional income from consulting services, rental income and renovation services. To date, our development inventory and realized revenues have been modest, reflecting our early-stage focus on building a pipeline of projects. This asset-light approach has allowed us to establish a presence in the market while maintaining flexibility in our investment strategy.

As we move forward, we intend to expand our portfolio of tourist-focused properties while continuing to provide property enhancement and sales services and thereby growing our revenue base in a balanced manner. Economic and industry trends have a significant impact on our business. In recent periods, we have benefited from a strong rebound in travel and real estate activity in Japan’s resort markets. As pandemic-related restrictions have eased, tourism in Japan has surged back toward record levels. Hokkaido in particular has experienced a sharp increase in visitors drawn to its world-class winter sports, natural scenery, and seasonal attractions.

A generally low-interest-rate environment in Japan with the average lending rate of 1.6% (as determined by the Bank of Japan’s official statistics) has also supported buyer interest and affordable financing for property acquisitions. These favorable external conditions – increasing tourist arrivals and accommodative financing – have provided a supportive backdrop for our company’s growth. At the same time, we recognize that our operations are currently concentrated in a niche segment (resort-area real estate in Hokkaido) and thus subject to seasonality and regional economic fluctuations. We address these challenges through careful project selection and a diversified portfolio that captures both winter and summer tourist demand, as described below.

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Developing Projects

We currently have several important projects in progress or in the planning stage that exemplify our strategy and will shape our near-term growth. These include new developments in Furano and Otaru, as well as other pipeline initiatives:

Furano Resort Development (Planning Stage): In Furano, we are in the planning phase for a new resort accommodation project to capitalize on the area’s rising tourist influx. Our next step on the project is to obtain necessary permits including application for a change of use of the land. This project is envisioned as a mixed-use resort complex near Furano’s ski slopes and scenic highlands. It may comprise a small hotel or chalet-style villas, combined with supporting amenities (such as a restaurant, spa, or tour desk) to create a full-service experience. We have secured a site and are in the process of finalizing design plans and obtaining permits, with the goal of beginning construction in the near future. The Furano resort project is a direct response to a market gap we have identified – as more visitors come to Furano for both winter skiing and summer sightseeing, the supply of high-quality lodging in the area remains limited. Our development is designed to help fill that gap by offering modern, comfortable stays with a distinctly Hokkaido character (for example, incorporating local architectural styles and views of the surrounding natural scenery). Once completed, this resort would operate year-round: it is intended to host ski tourists in winter and leisure travelers in summer, thus benefiting from Furano’s dual-season appeal. We believe this project will become a key asset in our portfolio, leveraging Furano’s trajectory as an emerging international destination. It is also expected to serve as a flagship property for us in central Hokkaido, demonstrating our capabilities in developing and managing a full-scale resort.

Otaru Condominium Project (Planning Stage): In Otaru, we are in the early stage with a new condominium development in the city’s tourist-friendly district. We have completed land inspections and are planning a floor map. This project involves constructing a modern mid-rise residential building that targets a mix of buyers: local residents, domestic purchasers from other parts of Japan seeking vacation homes, and real estate investors interested in rental properties (including those who might offer units as short-term holiday rentals). The condominium’s design emphasizes features that appeal to these groups, such as convenient access to Otaru’s attractions (the site is walking distance from the famous canal area and museums), on-site parking and security, and optional furnishing packages for turn-key use as vacation rentals. We plan to market the units both locally and in major cities like Tokyo and Osaka, highlighting Otaru’s charm and the development’s suitability as either a primary residence or a holiday retreat. Sales of the condo units are expected to provide a significant one-time revenue inflow upon completion and closing. Any unsold units initially may be held and rented out by us, which would not only generate interim income but also support the local tourism economy by adding lodging stock. Construction is progressing on schedule. We are timing completion to coincide with what we anticipate will be strong post-IPO housing demand and a continued tourism recovery. This project exemplifies our strategy of blending local housing needs with tourism potential – it will add modern housing stock for the community of Otaru while also expanding capacity for visitor accommodations through the investor-owned units that enter the rental market.

Pipeline Land Acquisitions and Future Projects: Beyond the projects already in motion, we maintain an active pipeline of potential acquisitions and developments to drive growth over the next several years. We are continually scouting for strategic land in other parts of Hokkaido and across Japan’s tourist regions. As of April 30, 2025, we own 19 properties. Further, as of the date of this prospectus, we are in negotiations or conducting feasibility studies for several potential opportunities. These include parcels of land on the outskirts of Niseko that could support future chalet or villa developments, as well as an early-stage review of a site in another region of Japan that is seeing rising tourist interest (outside Hokkaido). While these pipeline projects are not yet public or finalized, they represent our forward-looking growth map. The intent is to ensure that as soon as we finish one wave of projects, the next wave is ready to launch. We expect to support these future projects with the capital raised in this offering and through continued use of strategic partnerships and financing. Our pipeline strategy is deliberately flexible – we cultivate many options so we can green-light the opportunities that best fit the market conditions and our financial capacity at the time. By doing so, we aim to sustain a continuous development rhythm, expanding our portfolio steadily and capturing new opportunities as Japan’s tourism market evolves.

We believe we are one of the leading real estate services and investment companies focused on tourism properties in Northern Japan. With our successful track record of property development and management, strong market position, and upcoming public listing, we are well-positioned to capitalize on Japan’s growing tourism sector. Our company has demonstrated consistent growth through strategic property acquisitions and development, while maintaining high operational standards and deep local market expertise.

Competitive Strengths

Our key competitive strengths as a diversified real estate services company include:

●	Local Expertise and Relationships
●	Specialization in Tourism-Focused Real Estate
●	Integrated Development and Operations Capability
●	Solid Track Record of Growth and Execution
●	Strong project oversight and execution capabilities
●	Experienced management team with real estate expertise

2

THE OFFERING

Securities offered by us	1,250,000 Common Shares

Over-allotment option	We have granted to the underwriter an option, exercisable within 30 days after the closing of this offering, to purchase up to an aggregate of 187,500 additional Common Shares.

Price per Common Share	We currently estimate that the initial public offering price will be $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus.

Common Shares outstanding prior to completion of this offering	21,712,151 Common Shares

Common Shares outstanding immediately after this offering	22,850,000 Common Shares assuming no exercise of the underwriter’s over-allotment option

Listing	We plan to apply to have our Common Shares listed on the Nasdaq Capital Market. At this time, Nasdaq Capital Market has not yet approved our application to list our Common Shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Common Shares will be approved for listing on Nasdaq Capital Market.

Proposed ticker symbol	“JSTT”

Use of proceeds	We intend to use the net proceeds from this offering to expand our business in Japan and for general corporate purposes. See “Use of Proceeds” for more information.

Lock-up	All of our directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Common Shares or securities convertible into or exercisable or exchangeable for our Common Shares for a period of 180 days after the date of our engagement agreement with the underwriter on February 17, 2025. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	Our Common Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 4 for a discussion of factors to consider before deciding to invest in our Common Shares.

3

RISK FACTORS

Summary of Risk Factors

Investing in our Common Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Common Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, our relationships with related parties and the following:

●	The real estate market in Otaru, Niseko and Furano, Japan is highly competitive and if we cannot continue to successfully identify and secure an adequate inventory of properties for our acquisition and enhancement business in these areas, our operations could be adversely impacted;

●	We rely on a combination of short-term and long term borrowings to fund our real estate acquisition and enhancement operations. A failure to renew these borrowings or the failure to continue to obtain financing on favorable terms, if at all, may adversely affect our ability to operate our business.;

●	Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows;

●	Our business is highly dependent on the health and growth of the tourism industry, particularly in the Hokkaido region, and a slowdown in tourism due to global economic trends, pandemics, or other macroeconomic shocks could materially and adversely affect our operations and financial performance;

●	We rely on key relationships with service providers and agencies across the real estate industry, and to the extent they experience pressures in raw materials, labor, or timely construction and delivery of projects, it could in turn have an adverse impact on our business, prospect, liquidity, financial condition, and results of operations;

●	Our business model is dependent on our ability to source and acquire properties with value-add potential in our target markets.;

●	Changes in property market conditions or disruptions in our real estate operations could materially and adversely affect our business of acquiring, enhancing, and reselling properties;

●	We may be unable to complete our real estate transactions and service engagements on time, or at all;

●	Our results of operations may fluctuate from period to period;

●	The recognition of our real estate sales revenue relies upon our completion of transactions and delivery of services;

●	Contraction in the global economy or low levels of economic growth could adversely affect our revenue and profitability when we become a hotel operator;

●	We are subject to risks inherent in the residential leasing business;

●	If our tenants seek early termination of their leases or fail to meet their obligations under their leases, our business, results of operations, and financial condition may be materially and adversely affected;

●	If we are unable to attract, train, assimilate, and retain employees that embody our culture, including project managers and senior managers, we may not be able to grow or successfully operate our business;

●	Any unauthorized use of our brand or trademark may adversely affect our business;

●	We do not have sufficient insurance to cover potential losses and claims;

●	We are subject to various laws and regulations, including those regarding the leasing, purchasing, and selling of real property, and violations of, or changes to, such laws and regulations may adversely affect our business;

●	We may become involved in legal and other proceedings from time to time and may suffer significant liabilities or other losses as a result;

●	Environmental contamination on properties that we own or have sold could adversely affect our results of operations;

●	Our businesses are subject to risks related to natural or man-made disasters, pandemics, and other catastrophic events;

●	Changes in the policies of the Japanese government that affect demand for housing and investment properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate;

●	We may incur losses due to defects relating to our properties;

●	Fluctuation of the value of the Japanese yen against certain foreign currencies may have a material adverse effect on the results of our operations; and

●	Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition;

●	Security breaches or other hacking and phishing attacks on our systems or other security breaches, including internal security failures, could harm our reputation or subject us to significant liability, and adversely affect our business and financial results.

4

Risks Relating to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties related to this offering and the trading market of our Common Shares, including the following:

●	An active trading market for our Common Shares may not develop;

●	You will experience immediate and substantial dilution in the net tangible book value of Common Shares purchased.;

●	After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us;

●	The sale or availability for sale of substantial amounts of our Common Shares could adversely affect their market price;

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Common Shares, the price of our Common Shares and trading volume could decline;

●	The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Common Shares at or above the initial public offering price;

●	If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Shares may be materially and adversely affected;

●	We will incur substantial increased costs as a result of being a public company;

●	As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders;

●	Our management has broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Common Shares;

●	Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions;

●	Direct acquisition of our Common Shares is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related Regulations;

●	We are incorporated in Japan, and it may be more difficult to enforce judgments obtained in courts outside Japan;

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer;

●	Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer;

●	If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, our Common Shares may not be listed or may be delisted, which could negatively impact the price of our Common Shares and your ability to sell them;

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies;

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Common Shares;

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Common Shares or our Common Shares may have adverse United States federal income tax consequences;

5

RISK FACTORS

An investment in our Common Shares involves a high degree of risk. Before deciding whether to invest in the Common Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Common Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

The real estate market in Otaru, Niseko and Furano, Japan is highly competitive and if we cannot continue to successfully identify and secure an adequate inventory of properties for our acquisition and enhancement business in these areas, our operations could be adversely impacted.

The real estate market in Otaru, Niseko and Furano is highly competitive. Our success depends on our ability to identify and acquire undervalued or underutilized properties in these markets that align with our enhancement strategy. There can be no assurance that we will continue to successfully source attractive acquisition opportunities at favorable terms. An insufficient supply of quality properties suitable for our business model in one or more of our markets could have a material adverse effect on our sales, profitability, reputation, ability to service our debt obligations, and future cash flows. Moreover, increased competition for properties in our target markets may make it increasingly difficult to acquire properties at attractive prices. Any significant changes in property availability or market conditions could adversely impact our revenue, earnings, and margins.

We rely on a combination of short-term and long term borrowings to fund our real estate acquisition and enhancement operations. A failure to renew these borrowings or the failure to continue to obtain financing on favorable terms, if at all, may adversely affect our ability to operate our business.

Real estate acquisition and enhancement operations are capital intensive.

Our ability to secure sufficient financing for our operations depends on a number of factors that are beyond our control, including market conditions in the capital markets, lenders’ perceptions of our creditworthiness, the Japanese economy, and the Japanese government regulations that affect the availability and cost of financing for real estate acquisition and investment companies. Further financing may not be available to us on favorable terms, if at all. If we are unable to obtain short-term financing in an amount sufficient to support our operations, it may be necessary, to suspend or curtail our operations, which would have a material adverse effect on our business and financial condition. In that event, current shareholders would likely experience a loss of most of or all of their investment.

6

Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows.

As of April 30, 2025 and 2024, we had approximately ¥118,339 thousand (approximately $830 thousand) and ¥87,233 thousand (approximately $612 thousand), respectively, in short-term borrowings and ¥204,296 thousand (approximately $1,432 thousand) and ¥150,286 thousand (approximately $1,054 thousand), respectively, in long-term borrowings outstanding.

The amount of our debt could have significant consequences on our operations, including:

●	reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, and other general corporate purposes as a result of our debt service obligations;

●	limiting our ability to obtain additional financing;

●	limiting our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate, and the general economy; and

●	increasing the cost of any additional financing.

Any of these factors and other consequences that may result from our substantial indebtedness could have a material adverse effect on our business, financial condition, results of operations, and cash flows impacting our ability to meet our payment obligations under our debts. Our ability to meet our payment obligations under our outstanding indebtedness depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, and regulatory factors as well as other factors that are beyond our control.

Our business is highly dependent on the health and growth of the tourism industry, particularly in the Hokkaido region, and a slowdown in tourism due to global economic trends, pandemics, or other macroeconomic shocks could materially and adversely affect our operations and financial performance.

We derive a significant portion of our revenue from real estate assets and services tied to tourism in markets such as Niseko, Furano, and Otaru. A decline in tourism—due to global economic slowdowns, inflation, pandemics, geopolitical tensions, or shifting travel behavior—could reduce demand for vacation homes, hospitality properties, and related services. This may result in lower occupancy, reduced pricing, longer inventory cycles, and difficulty monetizing our projects. As a result, our business, financial condition, and results of operations could be materially and adversely affected.

We rely on key relationships with service providers and agencies across the real estate industry, and to the extent they experience pressures in raw materials, labor, or timely construction and delivery of projects, it could in turn have an adverse impact on our business, prospect, liquidity, financial condition, and results of operations.

We primarily rely on partnerships with property owners, developers, and other real estate agencies to maintain our property listings and provide comprehensive real estate services to our customers. To the extent our partner experience market pressures or operational challenges that affect their ability to maintain or develop properties, such pressures may impact our ability to serve our clients effectively, which could adversely impact our business, prospects, liquidity, financial condition, and results of operations.

Our business model is dependent on our ability to source and acquire properties with value-add potential in our target markets.

We engage contractors to perform development of land and renovation of acquired properties. Accordingly, the timing and quality of our construction depend on the availability and skill of our contractors. While we anticipate being able to cooperate with reliable contractors and believe that our relationships with contractors are good, we can provide no assurance that skilled contractors will continue to be available at reasonable rates and in our markets. In addition, as we expand into new markets, we typically must develop new relationships with contractors in such markets, and there can be no assurance that we will be able to do so in a cost-effective and timely manner, or at all. The inability to contract with skilled contractors at reasonable rates on a timely basis could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

We are exposed to risks that the performance of our contractors may not meet our standards or specifications. Despite our quality control efforts, we may discover from time to time that our contractors have engaged in improper construction practices or have installed defective materials in our residential properties. Negligence or poor work quality by any contractors may result in structural defects or substandard construction quality in our residential properties, which could in turn cause us to suffer project delays, cost overruns, and financial losses, harm our reputation, or expose us to third-party claims. Even if the contractor performing the construction work is ultimately held responsible for property defects, such incidents could have lasting adverse effects on us, including but not limited to reputational damage, loss of business opportunities, and increased insurance costs. We work with multiple contractors on different projects and we cannot guarantee that we can effectively monitor their work at all times. In addition, contractors may make use of third-party subcontractors with which we have no direct relationship, further limiting our ability to manage the foregoing risks. Although our construction contracts with contractors contain provisions designed to protect us, we may be unable to successfully enforce these provisions and, even if we are able to successfully enforce these provisions, the contractor may not have sufficient financial resources to compensate us. Moreover, the contractors may undertake projects from other property developers, engage in risky undertakings, or encounter financial or other difficulties, such as supply shortages, labor disputes, or work accidents, which may cause delays in the completion of our property projects or increases in our costs.

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Changes in property market conditions or disruptions in our real estate operations could materially and adversely affect our business of acquiring, enhancing, and reselling properties.

As a real estate services provider, we work closely with various contractors and developers who are responsible for construction and development activities. The real estate industry experiences labor and material shortages from time to time, which can affect our clients and business partners. Shortages in lumber in particular could result in an increase in our construction costs paid to the contractors, which in turn could have a material adverse effect on our business, prospects, financial condition, and results of operations. For example, the price of lumber has been increasing since the beginning of 2021, which has in turn increased the payments to our contractors. These labor and raw material shortages can be more severe during periods of strong demand for housing, during periods following natural disasters that have a significant impact on existing residential and commercial structures, or a result of broader economic disruptions. In addition, our success in our existing markets or those we may choose to enter in the future depends substantially on our ability to source labor and local materials through contractors on terms that are favorable to us. Such markets may exhibit a reduced level of skilled labor relative to increased property development demand in these markets. In the event of shortages in labor or raw materials in such markets, local contractors, tradespeople, and suppliers may choose to allocate their resources to developers with an established presence in the market and with whom they have longer-standing relationships with. Labor and raw material shortages and price increases for labor and raw materials could cause delays in and increase our costs of home construction, which in turn could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We may be unable to complete our real estate transactions and service engagements on time, or at all.

The progress and costs for our development projects can be adversely affected by many factors, including:

●	delays in obtaining necessary licenses, permits, or approvals from government agencies or authorities;

●	shortages of materials, equipment, contractors, and skilled labor;

●	disputes with our contractors;

●	failures by our contractors to comply with our designs, specifications, or standards;

●	difficult geological situations or other geotechnical issues;

●	onsite labor disputes or work accidents; and

●	natural catastrophes or adverse weather conditions.

Any delays or complications in real estate transactions, or failure to meet our service commitments, may affect our ability to close deals and earn commissions, which could harm our revenue, cash flows, and reputation.

Our results of operations may fluctuate from period to period.

Our results of operations tend to fluctuate from period to period. The number of properties that we can acquire, reposition, and resell during any particular period is limited due to market conditions, available inventory, and the timing of real estate transactions.

The recognition of our real estate sales revenue relies upon our completion of transactions and delivery of services.

We recognize our real estate sales revenue in accordance with applicable accounting standards when all performance obligations are satisfied and the earnings process is complete. Revenue and costs are calculated based on our service agreements and commission structures. Any material deviation between actual and estimated total project sales and costs may result in an increase, a reduction, or an elimination of reported revenue or costs from period to period, which will affect our net income.

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Contraction in the global economy or low levels of economic growth could adversely affect our revenue and profitability when we become a hotel operator.

Consumer demand for our property rental services is linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by limiting the amount of fee revenue we are able to generate from our hotel properties and decreasing the revenue and profitability of our hotel properties. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance, and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our hotel services decreases, our business operations and financial performance and results may be adversely affected.

We are subject to risks inherent in the residential leasing business.

As we lease apartment building units to individual customers in Japan, we are subject to varying degrees of risk inherent to the residential leasing business, including:

●	changes in the economic climate in the markets in which we lease apartment buildings, including interest rates, the overall level of economic activity, the availability of consumer credit, unemployment rates, and other factors;

●	a lessening of demand for the units that we rent;

●	competition from other available residential units and development of competing apartment units;

●	changes in market rental rates;

●	changes in real estate taxes and other operating expenses (such as cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, pest control, staffing, and other general costs);

●	changes in laws and regulations affecting properties (including tax, environmental, zoning and building codes, and housing laws and regulations);

●	our inability to maintain the quality and safety of our apartment units;

●	the perception of tenants and prospective tenants as to the attractiveness, convenience, and safety of our properties or the neighborhoods in which they are located; and

●	Adverse geopolitical conditions, health crises, dislocations in the credit markets, and other factors that could affect our ability to collect rents and late fees from tenants.

Any of these factors could have a material adverse impact on results of our operations or financial condition.

If our tenants seek early termination of their leases or fail to meet their obligations under their leases, our business, results of operations, and financial condition may be materially and adversely affected.

Our tenants may seek early termination of their leases or fail to meet their obligations in connection with the leases. If a tenant defaults on his/her payment obligations and fails to cure the default within the applicable grace period, we may terminate the lease and repossess the apartment pursuant to the lease and relevant laws. We also need to return prepaid rents to the relevant tenant, as applicable, which might have negative impact on our cash flow. In the event of lease breach or early termination, we may not be able to find a new tenant to fill the vacancy in a timely manner, under the same terms or at all, and the security deposit or penalty of the defaulting tenant may not be sufficient to cover our losses for the period in between the leases. Our business, results of operations, and financial condition would be adversely affected, if a significant number of our tenants seek early termination or fail to meet their obligations in connection with the lease.

In addition, tenants may use our properties for illegal purposes or engage in illegal activities in our properties, damage or make unauthorized structural changes to our properties, refuse to leave the properties upon default or termination of the lease, disturb nearby tenants with noise, trash, odors, or eyesores, sublet our properties in violation of our lease, or permit unauthorized persons to live in our properties. Although the tenants are responsible for damages caused by their wrongful conduct, we may still suffer from negative impact on our business and reputation. Damage to our properties may delay releasing, necessitate expensive repairs, or impair the rental income of the properties, resulting in a lower than-expected rate of return.

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If we are unable to attract, train, assimilate, and retain employees that embody our culture, including project managers and senior managers, we may not be able to grow or successfully operate our business.

Our success depends in part upon our ability to attract, train, assimilate, and retain a sufficient number of employees, including property managers. If we are unable to hire and retain property managers capable of effectively managing our real estate acquisition, enhancement, and sales operations, our ability to expand our business may be impaired, and our brand image may be negatively impacted. Our growth strategy will require us to attract, train, and assimilate even more personnel. Any failure to meet our staffing needs or any material increases in team member turnover rates could have a material adverse effect on our business or results of operations.

We place substantial reliance on the industry experience and knowledge of our senior management team as well as their relationships with other industry participants. Mr. Hideyuki Ishii, our president, Chief Executive Officer, and representative director, is particularly important to our future success due to his substantial experience and reputation in the real estate acquisition and investment industry. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, time-consuming and costly, as competition for executives with relevant industry experience and expertise is intense in our market. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

Any unauthorized use of our brand or trademark may adversely affect our business.

We rely on the Japanese and U.S. intellectual property and anti-unfair competition laws and contractual restrictions to protect our brand name and trademarks. We believe our brand, trademarks, and other intellectual property rights are important to our success. Any unauthorized use of our brand, trademarks, and other intellectual property rights could harm our competitive advantages and business. Monitoring and preventing unauthorized use is difficult. The measures we take to protect our intellectual property rights may not be adequate. If we are unable to adequately protect our brand, trademarks, and other intellectual property rights, our reputation may be harmed and our business may be adversely affected.

We do not have sufficient insurance to cover potential losses and claims.

We currently maintain fire insurance, life insurance, and insurance coverage against liability from tortious acts or other personal injuries on our properties. However, we do not have insurance coverage against potential losses or damages with respect to properties under our management. Third parties we work with may not be sufficiently insured themselves or have the financial ability to absorb any losses that arise or pay our claims. While we believe that our practice is in line with the general practice in the Japanese real estate acquisition and investment industry and there have not been instances when we had to incur losses, damages, and liabilities because of the lack of insurance coverage, there may be such instances in the future as we expand our business operations, which may in turn adversely affect our financial condition and results of operations.

We are subject to various laws and regulations, including those regarding the leasing, purchasing, and selling of real property, and violations of, or changes to, such laws and regulations may adversely affect our business.

The businesses we engage in are subject to various laws and regulations in Japan. We are subject to the Building Lots and Buildings Transaction Business Act of Japan (Act No. 176 of 1952, as amended), or the Building Lots and Buildings Transaction Business Act, which regulates the lease, sale, and purchase of buildings and building lots or brokerage of sale and purchase or leasing thereof and which requires a license from the Minister of Land, Infrastructure, Transport, and Tourism of Japan or the governor of a prefecture, as the case may be. Violations of the Building Lots and Buildings Transaction Business Act could result in our licenses being revoked or our business being suspended, which could materially impact our ability to continue our operations in these businesses. In addition to the above, our real estate business is subject to several other national and local regulations concerning matters such as zoning, public bidding procedures, environmental restrictions, and health and safety compliance, and we are required to obtain numerous governmental permits and approvals.

Our real estate business is also subject to the Building Standards Act of Japan (Act No. 201 of 1950, as amended), or the Building Standards Act, which subjects our building operations to extensive regulation and supervision regarding the methods of construction, as well as safety matters. Violations of the Building Standards Act and other building construction regulations could result in the suspension of construction, the demolition, or the reconstruction of a building, repairs, or limiting use of a building to only certain conforming parts of the building.

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Changes to other laws and regulations with more general applicability to Japanese corporations, such as tax laws and accounting rules, could also have an impact on our financial condition and results of operations. Violations of laws and regulations could result in significant regulatory sanctions against us, including the suspension or revocation of our governmental permits and approvals, which could have a negative impact on our reputation and materially affect our results of operations.

Changes in applicable laws and regulations could also result in reduced flexibility in conducting our business and increased compliance costs or may have other adverse effects on our business, financial condition, and results of operations. For a description of these and certain further laws and regulations that are material to our businesses, see “Regulations.”

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

We primarily operate in the real estate markets in Otaru, Niseko and Furano, northern area of Japan and we primarily generate revenue from this market. Due to this geographic concentration, our results of operations and financial conditions are subject to greater risks from changes in general economic and other conditions in these areas, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;
●	changes in laws and regulations;
●	a decline in the number of home purchasers;
●	changes in competitive environment; and
●	natural disasters.

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that any of the areas in which we develop real properties is more severely impacted by any such adverse condition, as compared to other areas or countries.

A downturn in the economy of the markets in which we operate could adversely impact purchases of real properties. Factors that could affect customers’ willingness to make real property purchases include general business conditions, levels of employment, interest rates and tax rates, the availability of mortgage, and customer confidence in future economic conditions. In the event of an economic downturn, home purchase habits could be adversely affected and we could experience lower than expected net sales, which could force us to delay or slow our growth strategy and have a material adverse effect on our business, financial condition, profitability, and cash flows.

In recent years, the economic indicators in Japan have shown mixed signs, and future growth of the Japanese economy is subject to many factors beyond our control. The long-term impact of these policy initiatives on Japan’s economy remains uncertain. Any future deterioration of the Japanese or global economy may result in a decline in consumption that would have a negative impact on demand for our real properties and their prices.

We may become involved in legal and other proceedings from time to time and may suffer significant liabilities or other losses as a result.

From time to time, we may become involved in disputes related to our real estate transactions, property management, asset enhancement activities, and other aspects of our business and operations, including labor disputes with employees. These disputes may lead to legal or other proceedings and may result in substantial costs and diversion of resources and management’s attention. Disputes and legal and other proceedings may require substantial time and expense to resolve, which could divert valuable resources, such as management time and working capital, delay our planned projects, and increase our costs. Third parties that are found liable to us may not have the resources to compensate us for our incurred costs and damages. We could also be required to pay significant costs and damages if we do not prevail in any such disputes or proceedings. In addition, we may have disagreements with regulatory bodies in the course of our operations, which may subject us to administrative proceedings and unfavorable decrees that result in pecuniary liabilities and cause delays to our property developments.

Environmental contamination on properties that we own or have sold could adversely affect our results of operations.

In Japan, under the Soil Contamination Countermeasures Act of Japan (Act No. 53 of 2002, as amended), or the Soil Contamination Countermeasures Act, if a local governor finds that the level of soil pollution in a given area of land due to hazardous or toxic substances exceeds the standards prescribed by the Ministry of the Environment of Japan and that area of land is polluted to such an extent that it has caused or may cause harm to human health, the governor must designate the area of land as a polluted area and the governor may order the current owner of such land to remove or remediate hazardous or toxic substances on or under the land in accordance with a plan for removal and remediation, in principle, whether or not the current owner knew of, or was responsible for, the presence of such hazardous or toxic substances.

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The environmental surveys that we generally conduct in connection with our properties, such as to discover hazardous or toxic substances in the soil, groundwater, and buildings, may be inadequate to fully uncover the problems of the types they are intended to identify, which are often hidden or impossible to detect without special expertise and equipment. The presence of hazardous or toxic substances on our properties, or our failure to properly remediate any such contamination, may adversely affect our ability to sell, develop, or lease our properties or borrow using the affected properties as collateral. If hazardous or toxic substances are discovered on any of our properties, the affected properties could fall in value, completion of development may be delayed, and we may be required to incur substantial unforeseen costs to remediate the underlying hazard and discharge the related environmental liabilities. Furthermore, if actual harm to human health results from the presence of hazardous or toxic substances on our properties, we may incur significant damages, regulatory sanctions, or damage to our brand and reputation. The realization of any of such risks related to environmental contamination could have a material adverse effect on our business, financial condition, and results of operations.

Our businesses are subject to risks related to natural or man-made disasters, pandemics, and other catastrophic events.

Our business is subject to the risk of natural disasters, such as earthquakes, typhoons, tsunamis, flooding, and volcanic eruptions, as well as man-made disasters, such as fire, industrial accidents, war, riots, or terrorism. We are also exposed to the risk of pandemics, public health issues, and other catastrophic events. Should a disaster or other catastrophic event occur, our personnel could suffer injuries, our operations could be disrupted, and we may experience construction delays, including delays in initiating development or construction of properties, or become unable to complete the construction of properties under development. In addition, we may be unable to sell our properties in inventory and our properties could decrease in value or be directly and severely damaged. We may also be required to incur expenses to restore or replace damaged properties in inventory or other facilities we rely on to operate our business.

Japan is earthquake-prone and has historically experienced numerous large earthquakes that have resulted in extensive property damage. Developments on reclaimed land are subject to an increased risk of soil liquefaction, which can be triggered by an earthquake. Although we generally avoid developing projects on reclaimed land, it is possible that some of our future developments will be located on reclaimed land. Although we conduct assessments of the reclaimed land in accordance with industry standards and applicable regulations, such assessments may not be sufficient to detect the full extent of any risk of liquefaction in the event of an earthquake. Typhoons also frequently hit various regions of Japan. Although we have not experienced material disruptions to our business or physical damage resulting from typhoons in the past, we cannot guarantee that such disruptions or physical damage will not happen in the future. In addition, we focus primarily on developing and selling real estate located in Otaru, Niseko and Furano, making us particularly vulnerable to any natural or man-made disasters that occur in this area. Even if our facilities do not incur physical damage, any loss or limit to our use of utilities, such as electricity, could disrupt our businesses. Our insurance against damage or liability caused by typhoons and other natural disasters may not be sufficient to cover repair costs or other losses, and we generally maintain no insurance coverage relating to earthquakes or business interruption insurance.

Changes in the policies of the Japanese government that affect demand for housing and investment properties may adversely affect the ability or willingness of prospective buyers to purchase residential real estate.

Demand in the Japanese residential real estate market is significantly affected by the policies of the Japanese government, which currently include low interest rate policies that result in the availability of housing loans from banks with highly discounted mortgage rates and preferential tax treatment in connection with housing loans, and the availability of publicly sponsored long-term mortgage products. Some of these housing-related policies were put in place by the Japanese government to help counteract the effect of the consumption tax rate increase in 2014 on housing demand and were further modified to help mitigate the impact of the consumption tax rate increase in 2019. Such policies may change or be discontinued in the future or may not continue to contribute to increased demand for single-family homes and condominiums as intended. Changes in residential property taxes, consumption taxes incurred when purchasing a residence, or other housing-related policies that increase the cost of owning, acquiring, or selling real estate may adversely affect the ability or willingness of prospective home buyers to purchase a single-family home or condominium, which may materially and adversely affect our business, financial condition, and results of operations.

Demand for residential real estate properties for investment purposes is also affected by government policies. For example, under Japanese tax laws, it has been possible for individuals to receive favorable tax deductions relating to investments in used rental buildings located overseas. When such used rental buildings are sold, rental losses that have been disregarded when calculating depreciation expenses for a used rental building located outside of Japan using the simplified method to determine useful life may be deducted from the accumulated depreciation expenses that should be excluded when calculating the property’s basis for sale, resulting in a higher basis and thus lower capital gains.

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We may incur losses due to defects relating to our properties.

We may be liable for unforeseen losses, damages, or injuries suffered by third parties at properties that we develop, own, sell, or lease as a result of defects in such properties. In Japan, pursuant to the Civil Code of Japan (Act No. 89 of 1896, as amended), or the Civil Code, the owner of a structure or property attached to land is strictly liable to a third party who suffers damages due to defects in such structure or property. Our business, financial condition, or results of operations could be adversely affected as a result of our incurring any such liability. We may also incur significant costs to remedy construction defects in properties that we develop, own, lease, or sell under warranty. Following the completion of our real estate development projects, we may be liable for unforeseen losses, damages, or injuries to third parties at properties we own or sell arising from construction defects.

Fluctuation of the value of the Japanese yen against certain foreign currencies may have a material adverse effect on the results of our operations.

Since the currency in which sales are recorded may not be the same as the currency in which expenses are incurred, and we do not currently engage in foreign exchange hedging transactions, foreign exchange rate fluctuations may materially affect our results of operations. Although we currently generate an insignificant amount of our revenue from markets outside of Japan, we expect that an increasing portion of our revenue and expenses in the future will be denominated in currencies other than the Japanese yen. Accordingly, our consolidated financial results and assets and liabilities may be materially affected by changes in the exchange rates of foreign currencies in which we conduct our business.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our core real estate acquisition and enhancement business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets, that would restrict our operations, or dilution to our shareholders.

Security breaches or other hacking and phishing attacks on our systems or other security breaches, including internal security failures, could harm our reputation or subject us to significant liability, and adversely affect our business and financial results.

Our business involves the collection, storage, processing, and transmission of a significant amount of personal and sensitive data, such as that of employees, customers and other third parties. We are subject to numerous laws and regulations designed to protect such data. Laws and regulations that impact our business, and particularly laws, regulations and other measures the Japanese government may take based on privacy and data protection concerns, are increasingly strict and complex, and change frequently. Some of these disclosures may put us in a disadvantaged position, especially if the provided data is repurposed for another intent, or adequate protection is not accorded to such data. As such laws increase in their complexity and impose new requirements, we may be required to incur increased costs to comply with data privacy laws and could incur penalties for any non-compliance or breaches.

From time to time, we implement measures in order to protect sensitive and personal data in accordance with our contracts and clientele. However, we may be subject to data breach incidents, including where data breach incidents are suffered by third parties that we contract or interact with, that often involve factors beyond our control. We also rely on third-party service providers to host or otherwise process some of our platform users’ data in Japan and we may have limited control or influence over the security policies or measures adopted by such third-party service providers. Any failure by a third party to prevent or mitigate security breaches or improper access to, or disclosure of, such information could have adverse consequences for us.

Although we maintain, and are in the process of improving, internal access control mechanisms and other security measures to ensure secure and appropriate access to and storage and use of our sensitive, business, personal, financial or confidential information by anyone including our employees, contractors and consultants, these mechanisms may not be entirely effective, or fully complied with internally. As part of periodic reviews carried out by us, we have not identified, but in the future may identify, data protection issues requiring remediation with respect to such measures that require us to further update our compliance functions. Any misappropriation of personal information could harm our relationship with our clientele and cause us to incur financial liability and reputational harm. We are potentially an attractive target of data security attacks by third parties that may attempt to fraudulently induce employees to disclose information to gain access to our data or the data of platform users. A successful attempt could lead to the compromise of sensitive, business, personal, financial or other confidential information, which could result in significant liability and a material loss of revenue resulting from the adverse impact on our reputation and brand, a diminished ability to retain or attract new platform users and disruption to our business.

As the techniques used by an individual or a group to obtain unauthorized access could result in unwarranted alteration to our data and source codes, or disable and/or degrade services, and sabotage systems are often complex, not easily recognizable and evasive, we may not be able to anticipate these techniques and implement adequate preventative measures. Such individuals or groups may be able to circumvent our security measures (including, but not limited to, via phishing attacks, malware infection, system intrusion, misuse of systems, website defacement, and denial-of-service attacks) and may improperly access or misappropriate confidential, proprietary, or personal information held by or on behalf of us, disrupt our operations, damage our computers, or otherwise damage our business. Although we have developed, and continue to develop, systems and processes that are designed to protect our servers, platform and data, including personal and sensitive data of our clientele, employees, and other third parties, we cannot guarantee that such measures will be effective at all times. While we endeavor to protect against or remediate cybersecurity threats or breaches, or to mitigate the impact of any breaches or threats, we may still be subject to potential liability.

Any of the foregoing could subject us to temporarily or permanently cease all or some of our business activities, a prohibition on taking on new clientele and the implementation of mandated remedial measures, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Risks Relating to this Offering and the Trading Market

An active trading market for our Common Shares or our Common Shares may not develop.

We plan to apply to list our Common Shares on the Nasdaq Capital Market. We have no current intention to seek a listing for our Common Shares on any other stock exchange. Prior to this offering, there has not been a public market for our Common Shares, and we cannot assure you that an active public market for our Common Shares will develop or be sustained after this offering. If an active public market for our Common Shares does not develop following the completion of this offering, the market price and liquidity of our Common Shares may be materially and adversely affected.

You will experience immediate and substantial dilution in the net tangible book value of Common Shares purchased.

The initial public offering price of our Common Shares is substantially higher than the pro forma net tangible book value per our Common Shares. Consequently, when you purchase our Common Shares in the offering, upon completion of the offering you will incur immediate dilution of $3.77 per Common share, assuming an initial public offering price of $4.00, which is the low end of the estimated range of the initial public offering price shown on the front cover of this prospectus and no exercise of the over-allotment option. See “Dilution.” In addition, you may experience further dilution to the extent that additional Common Shares are issued upon exercise of outstanding options we may grant from time to time.

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After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our director and executive officer will together beneficially own approximately 91.2% of our Common Shares issued and outstanding after the completion of this offering, assuming the underwriters do not exercise their over-allotment option, or 90.5% assuming the underwriters exercise their over-allotment option in full. As a result, of our CEO who will own 91.2% of our issued and outstanding shares following this offering he will have significant influence over all matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

The sale or availability for sale of substantial amounts of our Common Shares could adversely affect their market price.

Sales of substantial amounts of our Common Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Common Shares and could materially impair our ability to raise capital through equity offerings in the future. Our Common Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Common Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, 21,712,151 of our Common Shares are outstanding. There will be 22,850,000 Common Shares issued and outstanding immediately following the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option, or 23,037,500 Common Shares if the underwriters exercise their over-allotment option in full. In connection with this offering, our directors and executive officers have agreed not to sell any Common Shares or similar securities for 180 days from the date of this prospectus without the prior written consent of Spartan Securities, LLC, as the sole underwriter (the “Underwriter”), subject to certain exceptions. However, the Underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Common Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Common Shares, the price of our Common Shares and trading volume could decline.

Any trading market for our Common Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Common Shares and the trading volume to decline.

The market price of our Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your Common Shares at or above the initial public offering price.

The initial public offering price for our Common Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Common Shares following our initial public offering. If you purchase our Common Shares in our initial public offering, you may not be able to resell those Common Shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Common Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Common Shares that have occurred from time to time prior to our initial public offering. The market price of our Common Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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●	announcements by us or our competitors of significant products, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	the trading volume of our Common Shares on the Nasdaq Capital Market;

●	sales of our Common Shares by us, our executive officers and directors, or our shareholders or the anticipation that such sales may occur in the future;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Shares may be materially and adversely affected.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending April 30, 2025. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation, testing and any required remediation in a timely manner.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Common Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, as a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates equals or exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders.

Following this offering, Mr. Hideyuki Ishii, our president, Chief Executive Officer, and representative director, will continue to own more than a majority of the voting power of our outstanding Common Shares. Under the Nasdaq corporate governance rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that:

●	a majority of its board of directors consist of independent directors;

●	its director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is comprised entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process; and

●	it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors — Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our management has broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Common Shares.

We anticipate that we will use the net proceeds from this offering to expand our real estate acquisition and enhancement operations in key tourism markets, including but not limited to, Niseko, Furano, and Otaru, enhance our integrated real estate platform capabilities, and for general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Common Shares.

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Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan or the Companies Act, govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ and executive officers’ fiduciary duties, and obligations and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the law of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint-stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

Direct acquisition of our Common Shares is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related regulations.

Under recent amendments in 2019 to the Japanese Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”), direct acquisition of our Common Shares by a foreign investor (as defined herein under “Japanese Foreign Exchange Controls and Securities Regulations”) could be subject to the prior filing requirement under FEFTA. A foreign investor wishing to acquire direct ownership of our Common Shares will be required to make a prior filing with the relevant governmental authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, which approval may take up to 30 days and could be subject to further extension.

Without such clearance, the foreign investor will not be permitted to acquire our Common Shares directly. We cannot assure you that the applicable Japanese governmental authorities will grant such clearance in a timely manner or at all. See “Japanese Foreign Exchange Controls and Securities Regulations.”

We are incorporated in Japan, and it may be more difficult to enforce judgments obtained in courts outside Japan.

We are incorporated in Japan as a joint-stock corporation with limited liability. All of our directors are non-U.S. residents, and a substantial portion of our assets and the personal assets of our directors and executive officers are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process in the United States upon us or to enforce against us, our directors or executive officers, judgments obtained in U.S. courts predicated upon civil liability provisions of the federal or state securities laws of the U.S. or similar judgments obtained in other courts outside Japan. Judgments obtained in U.S. courts, including those predicated solely upon U.S. federal and state securities laws, may not be enforceable in Japanese courts. See “Enforceability of Civil Liabilities.”

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

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Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Capital Market listing rules require listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted, and intend, to follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, Japan, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the company, it is possible that fewer board members will be exercising independent judgment, and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Capital Market listing rules also require U.S. domestic issuers to have audit, compensation, and nominating/corporate governance committees composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Consistent with corporate governance practices in Japan, our board does not have standalone compensation, nominating, or corporate governance committees. As a result of these exemptions, investors would have less protection than they would have if we were a domestic issuer. Nasdaq Capital Market listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans as well as certain Common Share issuances. We intend to comply with the requirements of Nasdaq Capital Market listing rules in determining whether shareholder approval is required on such matters, though we may be eligible for and elect to take advantage of certain exemptions as a foreign private issuer.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, our Common Shares may not be listed or may be delisted, which could negatively impact the price of our Common Shares and your ability to sell them.

We plan to apply to list our Common Shares on Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Common Shares are listed on Nasdaq Capital Market, we cannot assure you that our Common Shares will continue to be listed on Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq Capital Market criteria for maintaining our listing, our Common Shares could be subject to delisting.

If Nasdaq Capital Market does not list our Common Shares, or subsequently delists our Common Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Common Shares;

●	reduced liquidity with respect to our Common Shares;

●	a determination that our Common Shares are a “penny stock,” which will require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Common Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of other public companies. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares, which may exhibit more price volatility. See “Implications of Our Being an ‘Emerging Growth Company.’”

If we are classified as a passive foreign investment company, United States taxpayers who own our Common Shares or our Common Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Common Shares or our Common Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration — United States Federal Income Taxation — PFIC.”

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS DETERMINED TO BE A PFIC. THE COMPANY DOES NOT INTEND TO PROVIDE THE INFORMATION NECESSARY FOR U.S. HOLDERS TO MAKE QUALIFIED ELECTING FUND ELECTIONS IF THE COMPANY IS DETERMINED TO BE A PFIC.

Risks Related to Restrictions on Foreign Investment

We may face restrictions on foreign investment related to the Foreign Exchange and Foreign Trade Act in Japan.

If we develop a new business or plan a merger or acquisition, we have to consider the impact from restrictions of foreign direct investment under the Foreign Exchange and Foreign Trade Act of Japan and related cabinet orders and ministerial ordinances, as amended (collectively, the “FEFTA”). We plan to apply to list our Common Shares, not American Depository Receipt, on the Nasdaq Capital Market. Under the FEFTA, when Foreign Investors (as defined in the FEFTA) acquire shares issued by a Japanese corporation, they may be required to submit a prior filing or post-investment report with the Japanese government via the Bank of Japan, depending on the circumstances. Under the FEFTA, among other triggering events, a Foreign Investor seeking to acquire shares of a Japanese corporation that are not listed on a stock exchange in Japan is required to submit a prior filing requirement, regardless of the number of shares acquired, if such Japanese corporation in Japan engages in any of the businesses designated under the FEFTA (“Designated Businesses”), and required to wait until the acquisition is approved by the relevant governmental authorities. Therefore, if we develop a new business or plan a merger or acquisition in the future, we have to consider whether the business to be developed or acquired falls within the Designated Businesses, and if so, we may have to forego such new business or plans in order to avoid triggering the prior filing requirement under the FEFTA, which may materially and adversely impact our financial condition and results of operations in future periods. See “JAPANESE FOREIGN DIRECT INVESTMENT REGULATIONS”.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and financial needs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the luxury tourism- oriented property acquisition and investment industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited liability company organized under Japanese law. All of our executive officer and directors reside in Japan and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

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Todoroki Law, our counsel with respect to the laws of Japan, has advised us that there is uncertainty as to whether the courts of Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Japan against us or our directors or officers predicated upon the securities laws of the United States. The Civil Execution Act of Japan and the Code of Civil Procedure require Japanese courts to deny requests for the enforcement of judgments of foreign courts if foreign judgments fail to satisfy the requirements prescribed by the Civil Execution Act and the Code of Civil Procedure, including that:

●	the jurisdiction of the foreign court be recognized under laws, regulations, treaties, or conventions;

●	proper service of process be made on relevant defendants, or relevant defendants be given appropriate protection if such service is not received;

●	the judgment and proceedings of the foreign court must not be repugnant to public policy as applied in Japan; and

●	there exists reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

No treaties exist between the U.S. and Japan that would generally allow any U.S. judgments to be recognized or enforced in Japan. In addition, reciprocity is judged by a Japanese court on a case-by-case basis as to whether a court of the jurisdiction in question (i.e., a court of the state or country that has rendered the judgment in question) would recognize or enforce a final judgment of the same type or kind rendered by a Japanese court, based on effectively the same process as applied in Japan (i.e., without reexamining the merit of the case, subject to public policy). Japanese courts have admitted reciprocity in relation to judgments rendered by a federal court in Hawaii, and state courts in Washington DC, New York, California, Texas, Nevada, Minnesota, Oregon, and Illinois, respectively (mainly relating to monetary claims), but there is no guarantee that reciprocity will be admitted with respect to U.S. judgments rendered in any other state or of any kind or type. Therefore, judgments of U.S. courts of civil liabilities predicated solely upon the federal and state securities laws of the United States may not satisfy these requirements.

USE OF PROCEEDS

We estimate that we will receive up to approximately $4,090,000. These proceeds will be used to expand our real estate acquisition and enhancement business in net proceeds from the assumed sale of 1,250,000 Common Shares offered by us in this offering, based on an assumed public offering price of $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus.

We intend to use the net proceeds from this offering as follows:

●	approximately 80% of the net proceeds for expanding our real estate operations.

●	approximately 20% for general corporate purposes and working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, has no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our technology implementation and innovation initiatives, expansion and service enhancement efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations, including our planned technology initiatives, as currently conducted through 2026; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Common Shares. Our board of directors may suggest to the shareholders meeting in the future that it resolves to pay dividends. Any decision to make such a suggestion in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant.

If declared, holders of our outstanding shares on a dividend record date will be entitled to the full dividend declared without regard to the date of issuance of the shares or any subsequent transfer of the shares. Payment of declared annual dividends in respect of a particular year, if any, will be made in the following year after approval by our shareholders at the annual general meeting of shareholders, subject to certain provisions of our articles of incorporation and the Companies Act. See “Description of Share Capital — Restriction on Distribution of Surplus.”

Subject to the terms of the deposit agreement for our Common Shares, you will be entitled to receive dividends on our Common Shares represented by Common Shares to the same extent as the holders of our Common Shares, less the fees and expenses payable under the deposit agreement in respect of, and any Japanese tax or any other taxes or other governmental charges applicable to, such dividends. Cash dividends on our Common Shares, if any, will be paid in Japanese yen.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2025:

●	on an actual basis; and

●	On a pro forma basis to reflect the issuance of 112,151 shares by the Company in July and August, 2025.

●	on an as adjusted basis to reflect the issuance and sale of Common Shares by us in this offering at the assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

You should read this capitalization table together with our consolidated financial statements and related notes, and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” appearing elsewhere in this prospectus. The information in these sections may affect the financial data presented here and should be reviewed carefully.

	As of April 30, 2025
(yen in thousands, except share and per share data)	Actual (Audited)	Pro Forma(1)	Pro Forma As Adjusted(2)
Cash and cash equivalents	¥12,634	43,700
Short-term loans	118,339	118,339
Long-term loans, including current portion	204,296	204,296

Shareholders’ Equity:
Common Shares, 100,000,000 Common Shares authorized, 21,600,000 Common Shares issued and outstanding, actual; 100,000,000 Common Shares authorized, 21,712,151 Common Shares issued and outstanding, pro forma; 100,000,000 Common Shares authorized, 22,962,151 Common Shares issued and outstanding, pro forma as adjusted	90,000	121,066
Retained earnings	82,722	82,772
Total Shareholders’ Equity	172,722	203,788
Total Capitalization	¥495,357	526,423

(1)	Reflects the issuance of 121,151 shares on in July and August, 2025.
(2)	Reflects the issuance and sale of Common Shares in this offering at an assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $4,090,000.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated range of the initial public offering price set forth on the front cover of this prospectus, would increase (decrease) each of total shareholders’ equity and total capitalization by $1,144,000, assuming the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated expenses payable by us.

An increase (decrease) of 1,000,000 in the number of Common Shares offered by us would increase (decrease) each of total shareholders’ equity and total capitalization by $3,360,000, based on an assumed initial public offering price of $4.00 per share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated expenses payable by us

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DILUTION

If you invest in our Common Shares, your interest will be diluted for each Common Share you purchase to the extent of the difference between the initial public offering price per Common Share and our net tangible book value per Common Share after this offering. Dilution results from the fact that the initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share attributable to the existing shareholders for our presently outstanding Common Shares.

Our net tangible book value as of April 30, 2025 was $968,000, or $0.04 per Common Share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Common Share, after giving effect to the additional proceeds we will receive from share issuance completed in July and August 2025 and this offering, from the assumed initial public offering price of $4.00 per Common Share, which is the low end of the estimated initial public offering price range set forth on the front cover of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

After giving effect to issuance of 112,151 Common Shares in July and August 2025 and our sale of 1,250,000 Common Shares offered in this offering based on the assumed initial public offering price of $4.00 per Common Share and after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of April 30, 2025, would have been approximately $5,276,000, or $0.23 per Common Share.

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of April 30, 2025, was $968,000, or $0.04 per share then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Nihon Shintatsu Co., Ltd., an Otaru-based diversified real estate services company, has been engaged in real estate acquisition, enhancement, and sales since its establishment in May 2016 while building an extensive domestic and international network of customers and business partners. Its business activities span a wide spectrum, from acquiring and repositioning properties to providing advisory services for hotel acquisitions and resort properties. Through these operations, the company has grown together with the communities it serves and with a diverse group of stakeholders.

Our Corporate Structure

The following chart illustrates our corporate structure as of the date of this prospectus and upon completion of this IPO based on 21,712,151 shares of Common Stock outstanding as of the date of this prospectus and 1,250,000 shares of Common Stock to be sold in this IPO, assuming no exercise of the underwriters’ over-allotment option:

NIHON SHINTATSU CO., LTD.
（日本信達株式会社）
Corporate Number:4300-01-071678
BOARD OF DIRECTORS
・Representative Director
・ 2 Additional Directors
3 employees
BOARD OF AUDITORS
・1 Internal Auditor
・2 Outside Auditors
3 employees
REAL ESTATE SALES AND FUND SALES DIVISION
Primary Operating Division
5 employees
（including 1 concurrent position）

1.	Board of Directors: 3 employees

2.	Board of Auditors: 3 employees

3.	Real Estate Sales and Fund Sales Division: 5 employees (including 1 concurrent position)

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Principal Shareholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Nihon Shintatsu Co., Ltd. is a Hokkaido-based real estate company primarily engaged in the acquisition, enhancement, and resale of real estate assets in tourism-driven markets such as Niseko, Furano, and Otaru. These three communities each demonstrate exceptional tourism appeal relative to their modest population sizes, making them prime targets for real estate and hospitality investment. Otaru, with a population of approximately 107,000, draws nearly 8 million visitors annually, which can be attributed to its historic canal district, seafood markets, and nostalgic architecture. Furano, home to just 23,000 residents, attracts around 1.9 million tourists per year—including over 250,000 foreign overnight guests—driven by its famed lavender fields and popular ski slopes. The town of Niseko, despite having a population of only about 5,000, sees close to 2.9 million ski lift users annually and over 11 million lift rides in a single season, reflecting its global reputation as a premier winter destination. These striking visitor-to-resident ratios highlight the strong and sustained demand for tourism infrastructure and services in each location.

We operate an integrated real estate platform that combines property sourcing, in-house brokerage, asset enhancement, consulting, and limited rental operations. Our core business involves acquiring properties—often underutilized or mispriced—making targeted improvements or strategic enhancement, and reselling them to end buyers, including foreign investors and high-net-worth individuals.

Competitive Landscape

We primarily face competition in the residential property market in the communities of Otaru, Niseko, and Furano, including local real estate companies and property developers. As an integrated real estate investment and services company, we compete on the basis of, among other things, customer relationships, market knowledge, value-add capabilities, brand recognition, service quality, and financing options.

Principal Factors Affecting Our Results of Operations

Macroeconomic Conditions

Our business is closely tied to general economic conditions in the resort area of northern Japan and, to a lesser extent, in southern Japan, including metropolitan areas such as Tokyo, which lies about 1,100 kilometers to our south. As a result, our financial and operating performance, and our ability to implement our business strategy may be affected by changes in national and global economic conditions. The performance of the real estate markets in which we operate tends to be cyclical and is related to the perceptions of investors of the overall economic outlook. Rising interest rates, declining demand for real estate, and periods of general economic slowdown or recession have had a direct negative impact on the real estate market in the past, and a recurrence of these conditions could result in a decrease in our revenues.

Almost all of our operations are conducted in Otaru, Niseko and Furano and are dependent upon economic conditions in this area of Japan. As a result, our business, financial condition, results of operations, and prospects may be affected by the general condition of this area of Japan, and the resort area it encompasses. Decreases in the growth rate of Otaru, Niseko and Furano as well as periods of negative growth and/or increases in inflation or interest rates may result in lower demand for our services and real estate properties or lower real pricing of our services and real estate prices.

Market Conditions

We plan to seek additional investment opportunities throughout Otaru, Niseko, and Furano. Positive or negative changes in market conditions will impact our overall performance. Future downturns in regional economic conditions affecting our target markets or downturns in the real estate sector can impair our ability to succeed in this real estate market.

Competition

We compete with a number of real estate companies and service providers in Otaru, Niseko, and Furano, many of whom offer services similar to ours in the same markets as ours. In the future, an increase in competition may diminish our opportunities and we may become displaced by our competitors.

Policies with Respect to Certain Activities

The following is a discussion of our policies with respect to investments, financing, and certain other activities. These policies may be amended and revised from time to time at the discretion of our board of directors without the vote of our shareholders. However, any change to any of these policies would be made by our board of directors only after a review and analysis of that change, in light of then-existing business and other circumstances, and then only if our directors believe, in the exercise of their business judgment, that it is advisable to do so and in our shareholders’ best interests.

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Policies with Respect to Cash on Hand

Our investment policies are summarized below:

Investment objectives

Our investment objective is to achieve long-term capital appreciation by acquiring land and residential properties that we believe have strong potential for value growth. Unlike income-oriented real estate companies, we focus on properties that are expected to appreciate significantly due to market dynamics, infrastructure development, and growing demand for resort, residential, and tourism-related land.

We do not expect to generate significant recurring rental income; instead, our returns will be realized primarily through the sale or disposition of land and residential properties at higher values than the acquisition cost.

Type of investments

We intend to invest primarily in:

-	Undeveloped and partially developed land parcels with potential for significant appreciation.
-	Resort and tourism-oriented land suitable for future residential, hospitality, or mixed-use development.
-	Strategic land holdings near infrastructure projects or areas with growing international interest.

Geographic focus

We expect to concentrate investments in Hokkaido, Japan, particularly in Niseko, Furano and Otaru area, which are globally recognized resort destinations experiencing increasing tourism and development demand.

Financing policies

Our investments will be financed primarily through:

-	Proceeds from land and property sales, allowing us to recycle capital into new opportunities.
-	Working capital, including retained earnings.

We currently do not intend to employ significant leverage; however, the company may use limited short-term borrowings to bridge financing needs.

Investments in Real Estate or Interests in Real Estate

Our management team has developed a comprehensive process for identifying and analyzing real estate opportunities and providing brokerage services. We believe we are well-positioned to take advantage of potential opportunities and will benefit from our management’s expertise as we serve our clients in the real estate market.

In evaluating a particular investment, our management team conducts a thorough analysis and appraisal of the characteristics of the property and the market in which it is located, based on their experience and value judgments including:

●	economic dynamics and the tax and regulatory environment of the area;
●	regional, market and property specific supply/demand dynamics;
●	population density and growth potential;
●	existence or proximity to industrial parks or other areas with convenient access to major transportation arteries and ports;
●	existence of industrial clusters or geographic areas where our existing clients have or are planning to have operations;
●	existing and potential competition from other property owners and operators;
●	barriers to entry and other property-specific sources of sustainable competitive advantage;
●	quality of construction, design, and current physical condition of the asset;
●	opportunity to increase the property’s operating performance and value through better management, focused leasing efforts and/or capital improvements;
●	population income trends; and
●	location, visibility, and accessibility of the property.

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We expect to pursue our business objectives by acquiring, enhancing, developing and selling real estate properties and leveraging advanced technologies including artificial intelligence and data analytics to optimize our operations while maintaining flexibility to explore complementary business opportunities. However, we may be subject to covenants in the documents that govern our indebtedness that limit our ability to make certain investments in the future. For example, we may be required to comply with certain covenants dealing with different types of indebtedness. Failure to do so may result in our indebtedness being accelerated. In addition, certain indebtedness may have cross-default and cross-acceleration clauses. These covenants reflect typical market practice and include, among others, limitations on our ability to:

●	undergo a change of control;
●	incur additional indebtedness and liens, subject to certain exceptions;
●	make asset sales, subject to certain exceptions;

Certain covenants in debt instruments may also obligate us, to:

●	maintaining the collateral securing the notes;
●	complying with reporting requirements in connection with our financial and operational results;
●	maintaining specified financial ratios of debt vs. assets.

As of the date of this prospectus, we are not subject to financial covenants that limit our ability to make certain investments.

We may enter into joint ventures from time to time, if we determine that doing so would be the most effective means of raising capital. Equity investments may be subject to existing mortgage financing and other indebtedness or that financing or indebtedness may be incurred in connection with acquiring properties, or a combination of these methods. Any such financing or indebtedness will have priority over our equity interest in that property.

We may employ leverage in our capital structure in amounts that we determine from time to time. Our board of directors has not adopted a policy which limits the total amount of indebtedness that we may incur but will consider a number of factors in evaluating our level of indebtedness from time to time, as well as the amount of such indebtedness that will be either fixed or variable rate. We may from time to time modify our leverage profile in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common shares, growth and acquisition opportunities, and other factors.

We do not have a specific policy as to the amount or percentage of our assets which will be invested in any specific property or leased to any particular tenant but anticipate that our real estate investments will continue to be diversified geographically.

Purchase, Sale, and Development of Properties

From time to time, we may identify strategic real estate investment opportunities. These opportunities may involve purchasing undervalued properties, developing and enhancing existing assets, or identifying new acquisition targets that present attractive opportunities for our portfolio and complement our existing investment activities.

Key Financial Performance Indicators

Our key financial performance indicators are revenue, operating expenses, operating profit and operating profit margin.

Revenue

Our primary sources of revenue include: (i) revenue from direct sales of residential properties and land, (ii) brokerage fees earned from facilitating property sales and purchases for clients, and (iii) consulting services.

Consulting revenue

The consulting services industry in Japan is highly specialized and knowledge intensive industry, with emphasizes professionalism and reputation. Our consulting revenue is generated from the provision of consulting services related to sales of real estate properties and land development. Our consultancy aims to maximize the value of land and residential properties. By analyzing market trend and regional characteristics, with leveraging our extensive knowledge of Hokkaido’s unique market dynamics, demographics, and growth opportunities, we evaluate local demand and future potential and determine and propose the most effective ways to utilize the properties and provide hands-on support throughout the process with industry experts.

Operating Profit and Operating Profit Margin

Operating profit is the difference between our revenue and operating expenses. Operating profit margin is the operating profit expressed as a percentage of revenue.

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Results of Operations for the Fiscal Year Ended April 30, 2025 and 2024

(in thousands, except change % data)

	Years Ended April 30,			Change (2025 vs. 2024)
	2025($)	2025(¥)	2024(¥)	¥	YoY %
Revenue
Sales of real estate properties	2,115	301,722	249,120	52,602	21.1%
Brokerage revenue	1,057	150,824	97,340	53,484	54.9%
Rental income	105	14,931	13,313	1,618	12.2%
Renovation revenue	64	9,194	10,255	(1,061)	(10.3%)
Consulting revenue	1,534	218,749	42,593	176,156	413.6%
Other	115	16,389	4,796	11,593	241.7%
Total Revenue	4,990	711,809	417,417	294,392	70.5%
Operating expenses:
Cost of sales - residential properties	1,265	180,380	93,107	87,273	93.7%
General and administrative	1,693	241,410	239,121	2,289	1.0%
Depreciation	69	9,821	7,969	1,852	23.2%
Total operating expenses	3,027	431,611	340,197	91,414	26.9%
Operating profit	1,963	280,198	77,220	202,978	262.9%
Other income (expenses), net	(770)	(109,827)	778	(110,605)	(14,216.6%)
Interest income (expenses), net	(43)	(6,126)	(8,133)	2,007	(24.7%)
Income before income taxes	1,150	164,245	69,865	94,380	135.1%
Provision for income taxes	352	50,176	-	50,176	0.0%
Net Income	798	114,069	69,865	44,204	63.3%

Revenue

For the fiscal year ended April 30, 2025, our revenue was ¥711,809,000 (approximately $4,990,000), an increase of 70.5% compared to ¥69,865,000 in the fiscal year ended April 30, 2024. The increase in revenues was primarily driven by stabilization of interest rates, an increase of our business activities and reputation in the Otaru, Hokkaido area of Japan and better trained consultants. This resulted in an increase of clientele that positively affected our revenues. During this time period, we focused on training our consultants and increasing our brand awareness in the local market. This explains why over 30% of our revenues for the fiscal year ended April 30, 2025, and approximately 60% of the increase in revenue period over period, was derived from consulting services. Our brand awareness brought us more clientele. In the fiscal year ended April 30, 2024, our revenue base was lower and consisted higher percentage of brokerage fees (which involve facilitating client transactions) and fewer number of property sales. In the fiscal year ended April 30, 2025, we completed twelve property sales transactions, up by 5 transactions compared to 7 sales transactions we had in the fiscal year ended April 30, 2024. Our brokerage revenue in the fiscal year ended April 30, 2025 also increased compared to the fiscal year ended April 30, 2024, an increase of 54.9% which was derived by a large-scale property sales transaction completed in the fiscal year ended April 30, 2025

Operating Expenses and Operating Profit

For the fiscal year ended April 30, 2025, total operating expenses was ¥431,611,000 (approximately $3,027,000), an increase of approximately 26.9% compared to ¥340,197,000 in the fiscal year ended April 30, 2024. The increase in operating expenses was primarily driven by higher costs of properties which resulted from higher sales in the fiscal year ended April 30, 2025.

Our operating profit for the fiscal year ended April 30, 2025 was ¥280,198,000, up by 262.9% from ¥77,220,000 in the fiscal year ended April 30, 2024. The operating profit margin (operating profit as a percentage of revenue) expanded to about 39.4% in the fiscal year ended April 30, 2025, compared to 18.5% in the fiscal year ended April 30, 2024.

Non-Operating Items and Net Profit

In the fiscal year ended April 30, 2025, we recorded a significant non-operating loss, which contrasts with minimal non-operating income in the fiscal year ended April 30, 2024. Specifically, we had an “Other income (loss)” net charge of ¥109,827,000 (approximately $770,000) in the fiscal year ended April 30, 2025, whereas in the fiscal year ended April 30, 2024, we had other income of ¥778,000. This other loss in the current period was primarily due to a one-time, non-operating fraud loss of ¥137,274,000 which was an isolated operational disruption not related to our core business activities. Aside from this item, our interest expense decreased modestly due to lower debt levels: interest expense was ¥6,126,000 (approximately $43,000) for the fiscal year ended April 30, 2025, compared to ¥8,133,000 in the fiscal year ended April 30, 2024, reflecting repayment of borrowings made during the current period.

Explanation of Fraud Loss

Last year, our company was targeted by a phishing scam. The incident originated when an employee received a phishing email disguised as an official notice from a bank. The email falsely stated that “a transfer had not been completed successfully.” In an attempt to verify this claim, the employee accessed a fraudulent website via the link in the email and attempted to log in, resulting in unauthorized access. When this fraudulent activity was detected, we immediately changed the relevant authentication credentials and initiated a comprehensive investigation to determine the scope of the impact.

Upon our internal investigation, we confirmed that no critical financial information or customer data had been compromised.

Remedial Actions Taken to Prevent Future Security Breaches

Following the incident, the company implemented the following remedial measures:

●	All employees’ authentication credentials were changed and we enhanced internal network monitoring;
●	We conducted an internal investigation and engaged external specialists to perform a vulnerability assessment;
●	We provided emergency security training to employees and established an ongoing training program to reinforce security awareness;
●	We are taking enforcement technical measures to prevent future security breaches by adopting multi-factor authentication codes;
●	Implementing Endpoint Detection and Response (EDR) which is used to discover suspicious activities on hosts and endpoints that are connected to our network—such as mobile phones, desktops, laptops, and virtual machines;
●	Implementing monitoring and detection systems, including cyber security products and services that provide real time analysis, monitoring, and alerting on security logs; and
●	Our Board of Directors are providing regular oversight of these initiatives.

Even though these remedial measures have been undertaken, there are no assurances or guarantees that the Company will not be subject to another security breach incident in the future, which could materially and adversely affect our business operations, financial performance, financial condition, results of operations and prospects.

Net income

Consequently, net income for the fiscal year ended April 30, 2025 was ¥114,069,000 (approximately $798,000), representing an increase of 63.3% from the net income of ¥49,865,000 in the fiscal year ended April 30, 2024.

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Liquidity and Capital Resources

We believe we have a prudent strategy for company-wide cash management, including controls related to cash outflows for real estate purchases and general contractor and subcontractor management as well as access to short-term borrowings and shortened cash conversion cycles related to our land delivery strategy.

We believe our current liquidity will be sufficient to meet our capital expenditure needs, primarily working capital requirements for our property acquisition, enhancement, and resale operations, in the next 12 months. While we maintain a strategic approach to property acquisition, our business model focuses on targeted improvements rather than large-scale development, requiring moderate capital deployment. Our revenue stream from property sales and related services provides steady cash flow to support our operations without requiring major external financing, such as the equity capital anticipated from the current public offering. We believe the local credit markets in Japan will continue to be accessible and that our financing partners will continue to provide loans in support of our operations as has been the case throughout our history.

Contractual Obligations and Commitments

As of April 30, 2025, the Company had a total JPY326,426 thousand (approximately $2,289 thousand) of contractual obligations for future payments. There are no significant debt covenants related to short-term and long-term loans.

	As of April 30, 2025
(in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term loans	¥204,296	¥121,310	¥69,000	¥-	¥13,986
Short-term loans	118,339	118,339	-	-	-
Operating lease payments	3,791	798	1,596	1,397	-
Total	¥326,426	¥240,447	¥70,596	¥1,397	¥13,986

Cash flows for the fiscal years ended April 30, 2025 and 2024

The following table summarizes our cash flows for the periods and fiscal years indicated:

(in thousands)	Fiscal Year Ended April 30,
	2025($)	2025(¥)	2024(¥)
Statement of Cash Flow Data:
Net cash provided by operating activities	$54	¥7,643	¥100,730
Net cash used in investing activities	(821)	(117,066)	(115,331)
Net cash provided by financing activity	597	85,116	38,905

Cash Flows from Operating Activities

Net cash provided by operating activities during the fiscal year ended April 30, 2025 was ¥7,643,000 (approximately $54,000), which resulted from the change in deposits received, partially offset by net income of ¥114,069,000, non-cash charges of ¥15,821,000 for depreciation and amortization and ¥12,119,000 for deferred income taxes.

Net cash provided by operating activities during the fiscal year ended April 30, 2024 was ¥100,730,000, which resulted from net income of ¥69,865,000 from continuing operations, non-cash charges of ¥7,969,000 for depreciation and amortization, offset by accounts payable of ¥(78,180,000).

Cash Flows from Investing Activities

Net cash used in investing activities during the fiscal year ended April 30, 2025 was ¥117,066,000 (approximately $821,000) primarily due to purchase of property and equipment of ¥104,193,000 and payment of short-term loan receivable of ¥13,980,000.

Net cash used in investing activities during the fiscal year ended April 30, 2024 was ¥115,331,000, primarily due to purchases of property and equipment of ¥88,009,000 and payment of short-term loan receivable of ¥27,622,000.

Cash Flows from Financing Activities

Net cash provided by financing activities during the fiscal year ended April 30, 2025 was ¥85,116,000 (approximately $597,000) primarily from the proceeds from short term loans of ¥72,233,000 partially offset by repayment of long-term loan of ¥23,330,000.

Net cash provided by financing activities during the fiscal year ended April 30, 2024 was ¥38,905,000, primarily from the proceeds from a short-term loan of ¥72,233,000.

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Quantitative and Qualitative Disclosure About Market Risk

Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily related to interest rates changes.

Interest Rate Risk

Our operations are interest rate sensitive. As overall housing demand is adversely affected by increases in interest rates, a significant increase in interest rates may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates could adversely affect our revenue, gross margin, and net income. We do not enter into, nor do we intend to enter into in the future, derivative financial instruments for trading or speculative purposes to hedge against interest rate fluctuations. Given that we operate primarily in Japan, where interest rates have remained low for many decades and the current consensus macro view is for rates to remain low in the foreseeable future, we do not anticipate steeply increasing interest rates as a probable event that would adversely impact our operations.

Foreign Currency Exchange Risk

Our functional currency is the Japanese yen. Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not had a formal hedging program with respect to foreign currencies, but we may do so in the future if our exposure to foreign currencies should become more significant.

Credit Risk

We hold cash deposits in financial institutions in Japan which are insured by the Deposit Insurance Corporation of Japan subject to certain limitations. We have not experienced any losses on such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents.

Critical Accounting Policies and Estimates

U.S. generally accepted accounting principles (“U.S. GAAP”) require us to make estimates and assumptions that affect our reported amounts in the consolidated financial statements and accompanying notes. Our estimates are based on (i) currently known facts and circumstances, (ii) prior experience, (iii) assessments of probability, (iv) forecasted financial information, and (v) assumptions that management believes to be reasonable but that are inherently uncertain and unpredictable. We use our best judgment when measuring these estimates, and if warranted, use external advice. On an ongoing basis, we review the accounting policies, assumptions, estimates, and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material. In times of economic disruption when uncertainty regarding future economic conditions is heightened, these estimates and assumptions are subject to greater variability.

For a discussion of all our significant accounting policies, including our critical accounting estimates and policies, refer to “Note 2. Summary of Significant Accounting Policies” of our consolidated financial statements. We believe that the accounting estimates and assumptions described below involve significant subjectivity and judgment, and changes to such estimates or assumptions could have a material impact on our financial condition or operating results. Therefore, we consider an understanding of the variability and judgment required in making these estimates and assumptions to be critical in fully understanding and evaluating our reported financial results.

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We believe the following critical accounting estimates reflect the more significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to the customer. The transaction price is generally fixed at contract inception and is based on the agreed upon rates stated in the contract which indicate the amount of consideration the Company expects to be entitled to in exchange for satisfaction of the performance obligation. The amount on the final invoice depends on the actual work performed and might differ from the amount stated in the initial contract. When there is variable consideration included in the transaction price, if, in management’s judgment, it is probable that a significant future reversal of cumulative revenue recognized under the contract will not occur, the Company and the customer agree on the price on the final invoice, and revenue is recognized based on the amount on the final invoice. None of our contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

The following is a description of principal activities from which the Company generates revenue.

Sales of real estate properties

Revenue from sales of real estate properties is generated from sales of residential houses and land. Revenue is recognized at a point in time (i.e., at the time of closing of a sale) when the transaction is completed and title to and possession of the land and houses are transferred to the buyer.

Brokerage revenue

The Company earns brokerage fees from sellers or buyers in connection with real estate sales transactions. The Company’s brokerage revenue performance obligation is generally completely satisfied upon the completion of a respective real estate sales transaction, and revenue is recognized at a point in time.

Consulting revenue

Consulting revenue is generated from the provision of consulting services related to sales of real estate properties. Revenue is recognized over time during the contract period.

Rental income

Rental income is generated from rents the Company receives for renting its assets (i.e., apartments) to tenants. Leases with tenants are accounted for as operating leases in accordance with ASC 842. Minimum rents are recognized on a straight-line basis over the term of the respective lease, beginning when the tenant obtains control of the leased space through either taking possession or having the right to use the space. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable, if any.

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Renovation revenue

Renovation revenue is generated from the provision of renovation services. Revenue is recognized at a point in time upon completion of renovation work.

From time to time, the Company engages subcontractors. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. For renovation services involving subcontractors, the Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Buildings	11 - 50 years
Building improvements	3 - 15 years
Vehicles	2 - 6 years
Equipment	2 - 20 years
Computer and fixtures	3 years
Land	Indefinite

Repair and maintenance costs are expensed as incurred.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

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BUSINESS

Our Mission:

Our mission is to identify and unlock untapped tourism-driven real estate opportunities across Hokkaido’s underappreciated regions – particularly in cities such as Otaru and Furano – through a pioneering, strategic approach. We strive to transform these overlooked areas into catalysts for sustainable economic growth and cultural revitalization.

Our Vision:

We envision Hokkaido’s underappreciated communities flourishing as destinations of economic and cultural vitality. This future exemplifies the transformative power of thoughtful, tourism-focused development in rejuvenating local economies and enriching cultural life.

Overview

Nihon Shintatsu Co., Ltd., is a Hokkaido-based real estate company primarily engaged in the acquisition, enhancement, and resale of real estate assets in tourism-driven markets such as Niseko, Furano, and Otaru. Our business model centers on identifying underutilized or mispriced properties in high-potential tourist areas and transforming them into attractive assets for resale to end buyers, including foreign investors and high-net-worth individuals. By concentrating on Hokkaido’s most visited locales, we leverage the region’s rising appeal to both domestic and international travelers. This focused strategy differentiates us from general real estate developers and positions us as a specialist in Japan’s tourism-driven real estate sector.

Our revenue is primarily generated through direct asset sales following successful property enhancement, with additional income from consulting services, rental income and renovation services. To date, our development inventory and realized revenues have been modest, reflecting our early-stage focus on building a pipeline of projects. This asset-light approach has allowed us to establish a presence in the market while maintaining flexibility in our investment strategy.

As we move forward, we intend to expand our portfolio of tourist-focused properties while continuing to provide property enhancement and sales services and thereby growing our revenue base in a balanced manner. Economic and industry trends have a significant impact on our business. In recent periods, we have benefited from a strong rebound in travel and real estate activity in Japan’s resort markets. As pandemic-related restrictions have eased, tourism in Japan has surged back toward record levels. Hokkaido in particular has experienced a sharp increase in visitors drawn to its world-class winter sports, natural scenery, and seasonal attractions.

A generally low-interest-rate environment in Japan with the average lending rate of 1.6% has also supported buyer interest and affordable financing for property acquisitions. These favorable external conditions – increasing tourist arrivals and accommodative financing – have provided a supportive backdrop for our company’s growth. At the same time, we recognize that our operations are currently concentrated in a niche segment (resort-area real estate in Hokkaido) and thus subject to seasonality and regional economic fluctuations. We address these challenges through careful project selection and a diversified portfolio that captures both winter and summer tourist demand, as described below.

Market Opportunity and Industry Trends

Tourism in Japan: Japan is experiencing a tourism boom. Nationwide inbound visitor numbers have rapidly recovered and are climbing toward all-time highs, aided by the lifting of travel restrictions and government initiatives to promote tourism. This surge is bringing enormous economic activity, especially to the hospitality and real estate sectors, as travelers flood both major cities and regional destinations.

A weaker Japanese yen has made the country more affordable for foreign visitors, further fueling travel spending. Industry forecasts and government targets indicate continued growth in international arrivals in the coming years. For real estate developers focused on travel infrastructure, these trends present a substantial opportunity: as more tourists arrive, demand rises for hotels, resorts, vacation rentals, and attractions, justifying new development and upgrades of existing facilities.

Hokkaido as a Prime Destination: Within Japan, Hokkaido stands out for its growing appeal as a tourist destination, offering distinct seasonal attractions throughout the year. In winter, it draws international visitors with world-class ski resorts and famous powder snow, while in summer, domestic travelers flock to its mild climate, scenic landscapes, and seasonal events. Places like Niseko and Furano experience peak demand during their respective tourism seasons—Niseko during winter and Furano during the summer lavender bloom. This seasonality results in capacity constraints, such as high lodging occupancy and strong demand for vacation properties. As Hokkaido continues to rise in international tourism rankings and media exposure, investment and development opportunities across the region are expanding.

Our focus on Hokkaido positions us to capitalize on this upswing in demand. We see the region as a frontier for discovery by global travelers, with many under-marketed opportunities that can be realized through thoughtful development.

High Demand for Resort Real Estate: The tourism boom is fueling a robust real estate market in key resort areas. Investors and businesses are racing to serve the influx of visitors, driving up property values and transaction volumes in locations like Niseko and Furano. We have observed intense interest from both domestic and international buyers for properties in these areas – ranging from hotels and ski chalets to holiday condominiums and land for new attractions. This environment creates a favorable cycle for companies like ours: rising tourist numbers lead to higher demand for accommodations and leisure facilities, which in turn supports higher real estate prices and encourages further development.

Well-located projects can command premium pricing or rental rates, especially those offering unique tourism appeal (e.g., ski-in/ski-out access or scenic views). Our strategy is aligned with this trend: by securing prime sites early and developing them in line with what tourists are seeking, we aim to meet market demand and benefit from the appreciation in property values driven by tourism.

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Supportive Government and Infrastructure: Government policy and infrastructure investments are also supporting tourism industry growth, which bodes well for our business. The Japanese government has actively promoted travel, including campaigns to encourage domestic tourism and relaxed visa policies to attract foreign visitors. Significant investments are being made in transportation and regional infrastructure.

In Hokkaido, for instance, expansions of airports and the planned extension of the high-speed Shinkansen (bullet train) line to Sapporo are underway. These improvements will make access to Hokkaido easier and faster for tourists. Such developments amplify the long-term potential of the market by opening the door to larger volumes of visitors in previously remote areas. Government efforts to showcase destinations beyond Japan’s major cities are also funneling more travelers to discover Hokkaido’s national parks, hot springs, and cultural sites. For a developer of tourist properties, these trends translate into a broader and growing customer base over time. Essentially, the external environment – from pro-tourism policies to improved transport links – is aligning to support expansion in the very markets in which we operate.

Integrated Business Model and Services: We have an integrated business model that spans the full real estate value chain, from acquisition and development through operation and sale. This end-to-end approach allows us to generate multiple revenue streams and maintain flexibility in how we realize returns on our investments.

Property Acquisition and Brokerage: We actively source and acquire properties in strategic locations, and we also serve as a broker connecting buyers and sellers in our markets. Our team’s local knowledge gives us an advantage in identifying off-market opportunities and negotiating purchases. We earn brokerage commissions on transactions where we facilitate sales for third-party owners, particularly in tourist areas where property turnover is high. In some cases, we first act as a broker and then take an equity stake or purchase the property ourselves if we see value-add potential.

Development and Renovation: After acquiring a property (or partnering on a development), we improve it through renovation, enhancement, or ground-up construction. For example, we may purchase an older pension (inn) or a piece of land, then develop it into a boutique hotel, resort villas, or a tourist attraction. We focus on enhancements that align with traveler preferences – for example, modern amenities, authentic local design elements, or experiential features – to maximize the property’s appeal and value. Our development team manages the process from design and permitting through construction, leveraging our network of contractors and architects experienced in Hokkaido’s climate and style.

Asset Operation and Management: Once a project is completed, we decide whether to hold and operate the asset or to sell it. We have the capability to manage properties post-development, including running hospitality operations, handling leasing and guest services, and maintaining attractions. Operating assets such as lodging facilities can generate ongoing revenue streams. Through active management, we can ensure quality service and enhance the reputation of our properties, which in turn supports their long-term value. Operating experience also deepens our understanding of customer behavior, informing future projects.

Sale and Portfolio Recycling: When market conditions are favorable, we may choose to sell a property to realize capital gains. Because we are involved from the acquisition and development stages, we can time our exits to optimize returns, for example by selling an inn after a few high-performing seasons to a larger hospitality operator, or selling condominium units upon project completion to individual buyers or investors. The proceeds from sales can be reinvested into new development opportunities in our pipeline. By selectively selling projects while retaining others for income, we recycle capital efficiently and maintain a balanced portfolio of assets.

This integrated approach means we are not solely a “build-and-sell” developer, but rather can generate income both from one-time sales and from recurring operations. For example, if we develop a block of resort condominiums, we have multiple options: we might sell some units to capture immediate profit, rent out others as long-term or vacation rentals for steady income, or even operate unsold units as serviced apartments or hotel suites. Our decision will depend on market conditions and what maximizes value at the time. In a strong seller’s market, we may monetize quickly through sales; if rental yields are attractive, we might hold units longer for cash flow while waiting for further price appreciation.

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This flexibility helps ensure we capitalize on the best available opportunity in each case. Additionally, handling operations in-house allows us to maintain high service standards that preserve or enhance the property’s value. The net effect is a business model that can generate both development gains and ongoing revenue, optimizing our financial performance across market cycles. Importantly, our model keeps us involved with the customer experience via property management and attraction operations. This multi-faceted engagement strengthens our brand and local relationships. Clients and visitors who enjoy one of our sites may be more likely to visit another or even purchase a vacation property from us. By offering a suite of services, including brokerage, development, and hospitality, we create synergies within our business. For instance, in the future a tourist might visit our flower park (generating ticket revenue), stay in a lodge we built (lodging revenue), and potentially buy a condo we developed as a second home (sales revenue). In this way, one part of our operations can drive business to another, and we capture value at multiple points in the tourism value chain.

Tourism-Focused Portfolio and Geographic Presence: All of our projects and services are strategically focused on tourism demand. We invest in property types that directly serve travelers or enhance tourist destinations, including hotels, short-term accommodations, and resort residences. By tailoring our portfolio to what tourists seek, we tap into the robust spending that travel brings. Our current portfolio is concentrated in three core areas of Hokkaido – Otaru, Niseko, and Furano – which together represent a broad cross-section of the island’s tourism market:

Hokkaido, Japan’s northernmost and second-largest island, stands apart from the rest of the country in both scale and natural resources. Covering over 20% of Japan’s total land area but home to only about 4% of its population, Hokkaido offers an extraordinary sense of space and untapped potential. It accounts for the largest share of Japan’s farmland, fisheries production, and forestry resources, making it not only an agricultural and environmental cornerstone, but also a uniquely positioned region for sustainable development. Combined with its diverse four-season climate, unspoiled landscapes, and growing reputation as a tourism paradise, Hokkaido presents a rare convergence of opportunity for real estate investment driven by nature, recreation, and regional revitalization.

Otaru, once the economic center of Hokkaido during the early 20th century, retains its historical charm through preserved Meiji- and Taisho-era architecture and an iconic canal district. The city’s walkable waterfront, atmospheric warehouses, and renowned seafood scene make it a major destination for both day-trippers and overnight visitors. Its rich history and convenient access from Sapporo, Hokkaido’s capital city, continue to position Otaru as a cultural and commercial hub within the northernmost island’s tourism ecosystem. We’re proud to call Otaru our home base and initial market. We have focused on redevelopment projects that leverage the city’s cultural charm, for example by repurposing older buildings for tourist-oriented commercial use. One of our early successes was the renovation of a 19th-century warehouse into a waterfront retail and tourism complex, which has become a popular stop for visitors. By enhancing Otaru’s attractions while preserving its heritage feel, we aim to support the city’s status as a must-visit destination in Hokkaido. Our office in Otaru also gives us strong community ties and access to local deal flow.

Niseko is internationally recognized as one of Asia’s premier ski destinations, known for its deep powder snow, modern resort infrastructure, and global appeal. With a growing community of foreign residents and visitors, Niseko has evolved into a year-round destination offering luxury accommodations, fine dining, and outdoor activities. Its high volume of overseas investment and tourism make it a key location for real estate and hospitality development. We have participated in Niseko’s luxury lodging market through projects catering to upscale ski travelers. Niseko’s real estate has seen significant international investment; by having a presence here, we gain exposure to global buyers and standards. Our projects in Niseko focus on premium features like ski-in/ski-out access and modern resort amenities to meet the high expectations of this market.

Furano offers a unique blend of summer and winter tourism appeal. In the warmer months, it draws visitors with its iconic lavender fields and surrounding highland scenery, while in winter it transforms into a popular ski resort known for its light, dry snow. With a central location in Hokkaido and rising interest from both domestic and international tourists, Furano is emerging as a balanced, multi-season destination ideal for development that caters to diverse travel interests. We identified Furano as a high-growth area with relatively limited existing infrastructure for visitors. As such, we entered early by acquiring strategic land and an existing attraction. We own and operate Flower Land Kamifurano, one of the region’s largest flower gardens and tourist parks, which draws many visitors in spring and summer. This asset gives us a foothold in Furano’s tourism economy and a platform to expand our presence there. We are also in the planning stages for new accommodations in Furano (discussed further below), positioning us to serve the influx of travelers year-round. Our early entry into Furano’s market aims to establish us as a primary developer in the area as it grows.

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By maintaining a geographically diversified portfolio within Hokkaido, we benefit from multiple tourist seasons and segments. Niseko’s winter high season complements Furano’s summer peak, while Otaru sees steady visitation in both summer and winter (including spillover from Sapporo events such as the Snow Festival). This balance means we do not have a true “off-season” – when one region’s activity slows, another’s is picking up. It helps smooth our revenue and operations across the calendar year, reducing volatility. We can also reallocate resources seasonally (for example, moving some staff or marketing focus to Furano in the summer and back to Niseko in winter) to maximize efficiency. Overall, being present in these three distinct yet complementary markets allows us to capture tourist inflows throughout the year and diversify our exposure to any single locale. In terms of asset mix, we maintain a variety of property types, all tied to the tourism value chain. Our holdings and projects primarily include residential properties aimed at vacation or second-home buyers and land in tourism-driven markets such as Niseko, Furano and Otaru, and inns. This mix enables us to generate different forms of revenue (sales, rental income) and engage with tourists in multiple ways.

For example, Flower Land Kamifurano (the flower park) is an operational attraction that provides steady income from admissions and on-site sales, while our condominium developments, once completed, yield one-time sales revenue (and potentially ongoing property management fees or rental program participation). We view this diversity as a strength; hospitality properties generate recurring cash flow and long-term asset appreciation, whereas property sales deliver liquidity and profit that can be reinvested. Additionally, having both lodging and attractions in our portfolio creates potential synergies: visitors to our attractions may use our accommodations, and owners of our condos benefit from nearby attractions improving the area’s appeal. By covering multiple asset types, we position ourselves not just as a developer, but as a holistic real estate service provider in the tourism space, capable of serving travelers’ needs for places to stay and things to do. All our projects are located in prime or high-growth areas with significant tourist footfall. We carefully select sites that are near key draws such as ski lifts, scenic vistas, city centers, or popular events. Ensuring that each development has a built-in demand driver is a core principle for us. We have also accumulated a land bank of strategic plots for future development in our focus regions. For instance, we own parcels of undeveloped land in Furano that are well-suited for building lodging facilities to serve the rising visitor numbers, as well as some properties in Otaru’s downtown that can be redeveloped as tourism continues to grow. Holding these sites gives us a competitive edge: we have the ability to launch new projects in prime locations without always having to acquire land at the prevailing high prices. This pipeline of owned land means we can roll out projects in a timely manner as opportunities arise, and it mitigates the risk of being priced out of booming areas in the future. In short, our portfolio strategy is to be present early in high-potential markets, secure the best locations, and then develop a mix of complementary assets that collectively enhance the tourism ecosystem of that area.

Competitive Strengths

Our key competitive strengths as a diversified real estate services company include:

Deep Local Expertise and Relationships: We have an experienced management team and staff with long-standing roots in Hokkaido. This local embeddedness gives us intimate knowledge of the regional real estate landscape, tourism patterns, and regulatory environment. It also means we have built strong relationships with local stakeholders – property owners, business partners, and government officials. These relationships often give us early insights or access to opportunities. For example, when an undervalued property comes up for sale in Otaru or a new tourism initiative is announced in Furano, we are often aware of it through our network before it becomes widely advertised. Our reputation and trust within the community can also smooth the transaction process and help us identify valuable enhancement opportunities quickly. This deep local knowledge base is difficult for outsiders or new entrants to replicate, and it provides us with a durable advantage in executing our business model in Hokkaido.

Specialization in Tourism-Focused Real Estate: Unlike many generalist real estate companies, we concentrate exclusively on acquiring and enhancement properties in tourism-driven markets. This specialization has allowed us to develop targeted expertise in identifying undervalued properties with strong tourism potential. We evaluate properties through the lens of tourist appeal – whether that means locations near popular attractions, properties suitable for vacation rentals, or assets that could benefit from strategic enhancement to capture tourism value. Our investment and marketing approach is tailored to the tourism market; we understand how to identify, enhance, and market properties to both domestic and international investors interested in tourism-driven real estate. Over time, this focus has built our brand as a trusted partner for tourism-related real estate transactions in Hokkaido. Property owners and potential partners recognize our niche and often approach us with opportunities in the hospitality and leisure sector. This reputation creates a self-reinforcing pipeline of opportunities aligned with our expertise.

Integrated Development and Operations Capability: We offer comprehensive real estate services spanning the entire property lifecycle—from brokerage and acquisition to consulting, development, and improvement, and even ongoing facility management and operation. Drawing on our extensive experience and deep relationships in Hokkaido, we serve as a trusted local partner for clients planning projects in the region, offering expert guidance not only in navigating local government processes and the unique challenges of building in a cold climate, but also in handling complex regulatory issues such as those governing forestland and agricultural land. Our fully integrated approach gives us greater control over quality, cost, and timing than developers who rely on outsourced functions. We can decide internally whether to hold or sell an asset based on market conditions, without being forced to exit by external partners. It also allows us to ensure a consistent standard across our properties, which enhances our brand value in the eyes of customers (tourists know what to expect at a “Nihon Shintatsu” property) and investors.

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Proven Track Record of Growth and Execution: Since our inception, we have successfully completed many development projects, typically consisting of the purchase and improvement of land in preparation for subsequent division and resale, on time and on budget, building a track record of execution capability. We started as a small local land developer in 2016 with the annual revenue of ¥102,173, initially focused on Niseko, and have expanded our scope and scale each year – entering new locations (like Furano), undertaking more ambitious projects, and steadily increasing our revenues. By the fiscal year ended April 30, 2019, our revenue reached ¥288,576 showing 182.4% increase, and in the fiscal year ended April 30, 2024, our revenue was ¥417,417. Each purchase and subject sale we’ve completed has added to our credibility. Our early renovations in Otaru, for example, were delivered smoothly and became local successes, establishing our reputation for quality work delivered on-time and within-budget. We leveraged those successes to win opportunities in Niseko (such as playing a key role in the successful execution of a high-end chalet development) and to secure land in Furano ahead of competitors. This history of growth gives confidence to investors, lenders, and partners that we can deliver on what we set out to do. It also provides us internal learning and improvement; with each project, we refine our processes and apply lessons learned as we move onward to the next stage. Notably, our sales in the fiscal year ended April 30, 20225 was ¥711,809 thousand (approximately $4,990 thousand) which was an increase of 70.5% and our sales in the fiscal year ended April 30, 2024 was ¥417,417 thousand which was an increase of 427.4% compared to the sales in the fiscal year ended April 30, 2023, ¥79,140 thousand, underscoring the scalability of our model. We believe this proven trajectory – from start-up to a growing, profitable enterprise – is a strong asset as we undertake new, larger initiatives funded by the proceeds of this offering. Stakeholders can review our track record and gain assurance that we have the experience to execute our expansion plans.

Growth Strategy

We intend to capitalize on the favorable market dynamics and our competitive strengths through a focused growth strategy. The key elements of our strategy include:

Leveraging the Tourism Boom: Hokkaido’s resort markets represent Japan’s most attractive real estate investment opportunities, combining world-class natural amenities with strong growth fundamentals and expanding international demand, driven in no small part by a robust surge in inbound tourism. We plan to take full advantage of these characteristics by expanding and enhancing our property offerings to serve more travelers and capture a greater share of tourist spending. Practically, this means scaling up capacity at our existing attractions and accommodations where possible, and rapidly developing new projects that address high-demand segments or locations. When we identify emerging demand in a particular area, we move quickly to acquire additional property with strong potential for appreciation, thereby strengthening our asset base. Leveraging our extensive network of outside investors, we then seek strategic partnerships to develop projects that unlock the value of these properties—such as inns, hotels, restaurants, and other high-impact amenities. In certain cases, we may choose to lead these projects ourselves. We are also extending operating seasons at attractions (such as hosting off-season events at the flower park) and adding amenities that increase revenue per visitor (for instance, additional activities, food and beverage options, or souvenir shops at our sites). By riding the wave of increased tourism, we aim to achieve higher occupancy rates in our lodging properties, quicker sell-through of new residential units, and overall revenue growth. Our marketing efforts are likewise being intensified to reach the expanding tourist audience – we collaborate with travel agencies, participate in tourism fairs, and use online channels to ensure potential visitors know about our properties and services. In short, as Japan’s tourism tide rises, we are positioning our company to rise with it and translate the general market growth into tangible results for our business.

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Selective Geographic Expansion: While Hokkaido remains our core focus, we intend to expand into other high-potential markets over time to replicate our success and diversify geographically. Domestically, we are evaluating other popular tourist regions in Japan that exhibit similar characteristics to our Hokkaido markets – namely, areas with growing visitor numbers but where real estate supply (hotels, resorts, attractions) has not yet caught up to demand. Examples might include certain hot spring resort towns, emerging ski areas on Honshu, or cultural tourism hubs where accommodations are limited. Internationally, we do not have immediate plans to invest abroad, but in the longer term we remain open to opportunities in select overseas destinations if they align with our expertise and offer attractive returns. Any expansion beyond Hokkaido will be measured and strategic. In the near term, a likely step is to enter another Japanese destination experiencing rapid tourism growth but lacking sufficient infrastructure – much as Furano was when we first moved there. By entering a new area early, we can acquire prime sites at reasonable costs and establish ourselves as a leading local developer as the market matures. We will apply the same playbook we’ve honed in Hokkaido: working closely with local authorities and communities, focusing on tourist-centric projects that address clear needs, and building a positive reputation in the new region. The goal of geographic expansion is to open additional growth frontiers for our company while reducing reliance on any single region. Over time, a broader footprint will allow us to tap multiple tourist markets and create new revenue streams beyond Hokkaido’s seasonal cycles.

Leveraging Our U.S. Listing and Global Capital Access: The decision to list our shares in the United States is a central part of our growth strategy. By becoming a U.S.-listed public company, we aim to unlock new capital resources and strategic opportunities to fuel our expansion. The primary benefit is access to funding: the proceeds from this initial public offering will be deployed into our development pipeline, accelerating projects that might otherwise progress more slowly due to capital constraints. A stronger balance sheet post-listing will also improve our ability to secure additional bank financing on favorable terms, and it gives us the financial capacity to undertake larger or multiple projects in parallel (for example, building a new resort in Hokkaido while simultaneously starting a project in another region). Beyond the immediate infusion of funds, the listing is expected to raise our corporate profile internationally. We anticipate that being a U.S.-listed company will make us more attractive to global investors and joint venture partners who might not have considered a private Japanese company. We may also have the option to use our publicly traded equity as currency for acquisitions or partnerships – for instance, we could issue shares to co-develop a large project or to acquire a complementary business in the hospitality sector. Furthermore, the transparency and governance standards we adhere to as a Nasdaq Capital Market listed firm should enhance stakeholders’ confidence in us. Local governments and institutional counterparties often prefer to work with companies that are subject to rigorous disclosure and oversight, as it signals stability and credibility. In summary, we view the U.S. listing not just as a one-time fundraising event but as a platform for elevated growth, global credibility, and wider outreach. It positions us to tap international capital markets and opportunities in a way that was not possible when we were purely privately held.

Operational excellence and efficiency: As we grow our portfolio, operational excellence remains central to our ability to scale profitably—and that’s why we choose to focus on identifying high-potential properties, enhancing their value through targeted improvements, and efficiently bringing them to market. To streamline this process, we are investing in digital project tracking systems and data-driven tools to evaluate acquisition opportunities and optimize strategies. These technologies help us reduce turnaround times, improve pricing accuracy, and enhance coordination across teams. We are also standardizing internal processes—from marketing to investor reporting—to ensure consistency and reduce administrative overhead while adopting CRM systems and digital marketing analytics to better target potential buyers and accelerate sell-through. By streamlining these and related workflows, we can handle more deals simultaneously while maintaining a high standard of service and transparency. This focus on executional efficiency strengthens our ability to unlock value at every stage of the property lifecycle—from acquisition to sale—and allows us to grow our business without a linear increase in cost or staffing.

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ONGOING PROJECTS AND DEVELOPMENT PIPELINE

We currently have several important projects in progress or in the planning stage that exemplify our strategy and will shape our near-term growth. These include new developments in Furano and Otaru, as well as other pipeline initiatives:

Furano Resort Development (Planning Stage): In Furano, we are in the planning phase for a new resort accommodation project to capitalize on the area’s rising tourist influx. Our next step on the project is to obtain necessary permits including application for a change of use of the land. This project is envisioned as a mixed-use resort complex near Furano’s ski slopes and scenic highlands. It may comprise a small hotel or chalet-style villas, combined with supporting amenities (such as a restaurant, spa, or tour desk) to create a full-service experience. We have secured a site and are in the process of finalizing design plans and obtaining permits, with the goal of beginning construction in the near future. The Furano resort project is a direct response to a market gap we have identified – as more visitors come to Furano for both winter skiing and summer sightseeing, the supply of high-quality lodging in the area remains limited. Our development is designed to help fill that gap by offering modern, comfortable stays with a distinctly Hokkaido character (for example, incorporating local architectural styles and views of the surrounding natural scenery). Once completed, this resort would operate year-round: it is intended to host ski tourists in winter and leisure travelers in summer, thus benefiting from Furano’s dual-season appeal. We believe this project will become a key asset in our portfolio, leveraging Furano’s trajectory as an emerging international destination. It is also expected to serve as a flagship property for us in central Hokkaido, demonstrating our capabilities in developing and managing a full-scale resort.

Otaru Condominium Project (Planning Stage): In Otaru, we are in the early stage with a new condominium development in the city’s tourist-friendly district. We have completed land inspections and are planning a floor map. This project involves constructing a modern mid-rise residential building that targets a mix of buyers: local residents, domestic purchasers from other parts of Japan seeking vacation homes, and real estate investors interested in rental properties (including those who might offer units as short-term holiday rentals). The condominium’s design emphasizes features that appeal to these groups, such as convenient access to Otaru’s attractions (the site is walking distance from the famous canal area and museums), on-site parking and security, and optional furnishing packages for turn-key use as vacation rentals. We plan to market the units both locally and in major cities like Tokyo and Osaka, highlighting Otaru’s charm and the development’s suitability as either a primary residence or a holiday retreat. Sales of the condo units are expected to provide a significant one-time revenue inflow upon completion and closing. Any unsold units initially may be held and rented out by us, which would not only generate interim income but also support the local tourism economy by adding lodging stock. Construction is progressing on schedule. We are timing completion to coincide with what we anticipate will be strong post-IPO housing demand and a continued tourism recovery. This project exemplifies our strategy of blending local housing needs with tourism potential – it will add modern housing stock for the community of Otaru while also expanding capacity for visitor accommodations through the investor-owned units that enter the rental market.

Pipeline Land Acquisitions and Future Projects: Beyond the projects already in motion, we maintain an active pipeline of potential acquisitions and developments to drive growth over the next several years. We are continually scouting for strategic land in other parts of Hokkaido and across Japan’s tourist regions. As of April 30, 2025, we own 19 properties. Further, as of the date of this prospectus, we are in negotiations or conducting feasibility studies for several potential opportunities. These include parcels of land on the outskirts of Niseko that could support future chalet or villa developments, as well as an early-stage review of a site in another region of Japan that is seeing rising tourist interest (outside Hokkaido). While these pipeline projects are not yet public or finalized, they represent our forward-looking growth map. The intent is to ensure that as soon as we finish one wave of projects, the next wave is ready to launch. We expect to support these future projects with the capital raised in this offering and through continued use of strategic partnerships and financing. Our pipeline strategy is deliberately flexible – we cultivate many options so we can green-light the opportunities that best fit the market conditions and our financial capacity at the time. By doing so, we aim to sustain a continuous development rhythm, expanding our portfolio steadily and capturing new opportunities as Japan’s tourism market evolves.

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Properties held by us

Property name/ Location	Type	Size (square meters)	Acquisition Date	Encumbrances	Planned use
Okusawa / Otaru, Hokkaido	Land	10,720	September, 2024	None	Held for capital appreciation
Sachi/ Otaru, Hokkaido	Residential	Land 328 Building 97	December, 2024	None	Held for capital appreciation
Suminoe/ Otaru, Hokkaido	Residential	Land 145 Building 112	August, 2024	None	Held for capital appreciation
Boyodai/ Otaru, Hokkaido	Residential	Land 191 Building 108	September, 2024	None	Held for capital appreciation
Wakatake/ Otaru, Hokkaido	Residential	Land 214 Building 87	October, 2024	None	Held for capital appreciation
Kyowa Town 1/ Niseko, Hokkaido	Land	11	June, 2023	None	Held for capital appreciation
Kyowa Town 2/ Niseko, Hokkaido	Land	11	June, 2023	None	Held for capital appreciation
Kyowa Town 3/ Niseko, Hokkaido	Land	11	June, 2023	None	Held for capital appreciation
Kyowa Town 4/ Niseko, Hokkaido	Land	610	March, 2023	None	Held for capital appreciation
Furano/ Furano, Hokkaido	Land	998	February, 2020	None	Held for capital appreciation
Matsugaecho/ Toya, Hokkaido	Land	170	October, 2019	None	Held for capital appreciation
Sakura/ Otaru, Hokkaido	Residential	Land 148 Building 133	November, 2022	None	Held for capital appreciation
Nagahashi/ Otaru, Hokkaido	Residential	Land 611 Building 108	November, 2023	None	Held for capital appreciation
Tomioka/ Otaru, Hokkaido	Residential	Land 229 Building 99	December, 2023	None	Held for capital appreciation
Yamabe Naka-machi/ Furano, Hokkaido	Residential	Land 519 Building 250	April, 2021	None	Held for capital appreciation
Karuizawa/ Karuizawa, Nakano	Land	1,003	September, 2019	None	Held for capital appreciation
Takasago, Kutchan Town/ Niseko, Hokkaido	Land	2,679	December, 2022	None	Held for capital appreciation
Yamada, Kutchan Town 1/ Niseko, Hokkaido	Land	3,407	September, 2021	None	Held for capital appreciation
Yamada, Kutchan Town 2/ Niseko, Hokkaido	Land	220	August, 2022	None	Held for capital appreciation

We believe we are one of the leading real estate services and investment companies focused on tourism properties in Northern Japan. With our successful track record of property development and management, strong market position, and upcoming public listing, we are well-positioned to capitalize on Japan’s growing tourism sector. Our company has demonstrated consistent growth through strategic property acquisitions and development, while maintaining high operational standards and deep local market expertise.

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Environmental Matters

As a real estate services company in Japan, we are subject to various environmental laws and regulations in Japan. These include regulations on air pollution, noise emissions, as well as water and waste discharge. We have never paid any penalties associated with breaches of such laws and regulations. Compliance with existing environmental laws and regulations has not had a material adverse effect on our financial condition and results of operations to date; however, there is always a risk that environmental matters could have a material adverse effect on our business, financial condition, and results of operations.

Employees

As of April 30, 2025 and 2024, we had a total of 14 and 10 employees (including our managers), respectively, all of whom are based in Japan. The overlap of responsibilities include: four office staff and five sales representatives as of April 30, 2025 and three office staff and three sales representatives as of April 30, 2024. The internal operating organization consists of:

1.	Real Estate Sales & Fund Sales Division (five (5) and three employees, respectively, as of April 30, 2025 and 2024)

2.	Accommodation Department (one (1) employee as of April 30, 2025 and 2024)

3.	Agricultural Business Department (one (1) employee as of April 30, 2025 and 2024)

4.	Administration Division (four (4) and three (3) employees, respectively, as of April 30, 2025 and 2024)

5.	Internal Audit/Compliance Department (one (1) employee and zero employees, respectively, as of April 30, 2025 and 2024)

We do not enter into employment agreements with our full-time employees. Dismissal of the employee by us is required to meet the following requirements: (i) the dismissal is objectively reasonable and socially acceptable; (ii) the dismissal is based on the grounds set forth in the labor regulations; (iii) the dismissal does not fall under any of the prohibited grounds stipulated by law; and (iv) a 30-day advance notice is given, or a dismissal allowance is paid in lieu of such notice. In addition, we enter into confidentiality agreements with our employees to protect our intellectual property rights.

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We maintain positive working relationships with our employees and independent contractors, fostering an innovative culture that encourages adoption of new technologies and continuous improvement. We have not experienced any material labor disputes in our history.

We partner with third-party service providers for necessary construction, engineering, project management services and property maintenance work related to our real estate operations and asset enhancement activities.

Facilities

Our principal executive offices are located at 3 Chome-20-2-Sakura in Otaru, Hokkaido, Japan, where we own the office building.

We consider our existing facilities to be sufficient for our near-term needs.

Vehicle Leases

The Company has operating leases for its vehicles.

	April 30,
	2025	2024
Right-of-Use Assets
Operating lease assets	¥3,075	¥3,572
Lease Liabilities
Operating lease liabilities - Current	¥543	¥497
Operating lease liabilities - Non-current	¥2,532	¥3,075

Seasonality

While real estate transactions occur throughout the year, our business experiences seasonal variations in activity levels, particularly in tourist-focused properties. However, these fluctuations are not material to our overall operations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

Our business activities, particularly in relation to real estate brokerage services and the facilitation of real estate transactions, are subject to various governmental regulations in Japan and the other countries in which we operate.

Japanese Regulations

Sales and Brokerage of Real Estate

Our business as a real estate company engaged in property transactions and services is subject to the Building Lots and Buildings Transaction Business Act. Under this law, any person who intends to engage in the business of the sale and purchase of buildings and building lots or the brokerage of sale and purchase or leasing thereof, referred to by this law as a real estate trader, must first obtain a license from the Minister of Land, Infrastructure, Transport, and Tourism or the governor of the relevant prefecture. The minister or the relevant governor may revoke such license or order the suspension of business for a period of up to one year if the real estate trader enters into a transaction that violates the Building Lots and Buildings Transaction Business Act or otherwise engages in substantially inappropriate conduct. This law also requires real estate traders to employ, or otherwise enlist the services of, a certain number of qualified and registered real estate transaction managers.

The Building Lots and Buildings Transaction Business Act imposes various obligations on real estate traders in connection with their business. For instance, real estate traders must ensure that their real estate transaction managers deliver to property purchasers, lessees and/or certain relevant parties documents setting forth important matters relating to the property and provide sufficient explanations to these parties before entering into real estate contracts. In addition, the Building Lots and Buildings Transaction Business Act places limits on the size of deposits that may be collected from a purchaser and on liquidated damages payable to real estate traders and also provides restrictions on advertisements relating to the business of real estate traders.

In May 2022, the amendments to the Building Lots and Buildings Transaction Business Act and related regulations came into effect, allowing documents that were previously required to be delivered in writing, such as the documents setting forth important matters relating to the property, to be delivered by electronic means, subject to the consent of the property purchasers, lessees, and/or certain relevant parties. The amendments, in effect, allow real estate transactions to be completed entirely online.

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Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours and leave entitlements. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, changes to terms of employment contracts and working rules, and dismissal and disciplinary action. We comply with these regulations.

Personal Information

The Personal Information Protection Act of Japan (Act No. 57 of 2003, as amended) and related guidelines impose various requirements on businesses, including our group companies, that use databases containing personal information, such as appropriate custody of such information and restrictions on information sharing with third parties. Non-compliance with any order issued by the Personal Information Protection Commission or any other relevant authorities to take necessary measures to comply with the law could subject us to criminal and/or administrative sanctions. As a result of recent amendments, anonymously processed information, pseudonymized information, and individual-related information are subject to the Personal Information Protection Act.

MANAGEMENT

The following sets forth information regarding members of our board of directors and our executive officers as of the date of this prospectus.

Name	Position	Age	Date First Appointed Director	Approx. Hours Per Week
Hideyuki Ishii[1]	Founder, Chairman, President, Chief Executive Officer and Director	52	2016	40
Junki Matsumura[1]	CFO	51	-	40
Atsuko Ishizaki[1]	Director and Chief Operating Officer	48	2016	40
Kenji Toge[1]	Director	77	2025	40
Takeshi Sakai[1]	Full-time Corporate Auditor (Board of Auditors)	57	2025	40
Yasuhiko Ando[2]	Outside Corporate Auditor (Board of Auditors)	60	2025	40
Yoshihiro Kawaguchi[3]	Outside Corporate Auditor (Board of Auditors)	85	2025	40

[1] Business address: Hideyuki Ishii, Junki Matsumura, Atsuko Ishizaki, 3 Chome 20-2 Sakura, Otaru, Hokkaido 047-0156, Japan

[2] Yasuhiko Ando, 3-4-1, Marunouchi , Chiyoda Ku, Tokyo To, 100-0005, Japan

[3] Yoshihiro Kawaguchi, 2-12-2, Nishiazabu, Minato Ku, Tokyo To, 106-0031, Japan

Hideyuki Ishii, Chairman, CEO & Director

Mr. Hideyuki Ishii founded Nihon Shintatsu in 2016 and has served as its Chairman, President, Chief Executive Officer, and Representative Director since its inception. He has also founded and managed multiple tourism- and real estate-related companies and other businesses since 1993. His professional experience includes:

April 1993 to present	Founded and serves as Representative Director of a seafood wholesale, import, and export business.
May 2016 to present	Founded and serves as Representative Director of Nihon Shintatsu Co., Ltd., a real estate investment and asset management company focused on tourism-driven markets.
February 2016 to present	Founded and serves as Representative Director of a luxury travel business.
May 2023 to present	Founded and serves as Representative Director of a film production company.

We believe that Mr. Ishii’s role as the founder of our company, along with his extensive leadership experience across multiple industries, particularly in real estate and tourism, qualifies him to serve as Chairman, President, Chief Executive Officer, and Representative Director.

Junki Matsumura, Chief Financial Officer

Mr. Junki Matsumura serves as our Chief Financial Officer. He brings over two decades of experience in finance, banking, and business consulting. His professional background includes:

April 1999 to March 2021	Worked at a regional bank.
April 2021 to June 2023

Founded and managed an independent consulting business, providing services including:

● Acting as an application agent for business restructuring subsidies
● Assisting clients in securing startup and working capital
● Offering financial advisory services such as cash flow forecasting and financial statement improvement
● Supporting a judicial scrivener office in establishing new banking relationships

July 2023 to May 2025	Served as Head of Finance & General Affairs, as well as Director and Head of the Financial Division at a real estate capital firm.

We believe Mr. Matsumura’s extensive experience in finance, real estate brokerage, and consulting qualifies him to serve as Chief Financial Officer.

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Atsuko Ishizaki, Director and Chief Operating Officer

Ms. Atsuko Ishizaki serves as Director and Chief Operating Officer. She has a diverse professional background spanning real estate, international consulting, hospitality, and operations management. Her experience includes:

April 2000 to March 2001	Worked at a craft brewery in Furano, where she was involved in brewery construction, equipment and raw material imports, interpretation for the Canadian brewmaster, and translation of beer production manuals.
July 2001 to July 2018	Opened and managed a restaurant.
April 2011 to present	Serves as General Manager at a consulting firm specializing in international trade and business development.
May 2016 to present	Serves as Director and Chief Operating Officer of Nihon Shintatsu, where she oversees operations and business administration.

We believe Ms. Ishizaki’s broad experience in real estate brokerage, consulting, and property management services qualifies her to serve as a Director.

Kenji Toge, Director

Mr. Kenji Toge serves as a Director. He brings over five decades of experience in agriculture, civil engineering, and real estate development, including long-term leadership roles at a local construction company. His professional background includes:

April 1966 to October 1981	Engaged in agricultural work.
November 1981 to present	Served in a variety of leadership roles at a Furano, Hokkaido-based construction company, including Director, Manager of the Sales Department, Representative Director, Vice Chairman, and currently as Part-time Advisor. During this period, Mr. Toge obtained professional certifications including Class 2 Civil Engineering Construction Management Engineer (1990), Real Estate Transaction Agent (1992), and Class 2 Building Construction Management Engineer (1999).

We believe Mr. Toge’s extensive background in civil engineering, real estate, and executive management qualifies him to serve as a Director of the Company.

Takeshi Sakai, Full-time Corporate Auditor (Board of Auditors Member)

Mr. Takeshi Sakai serves as an Outside Director. He brings over three decades of experience in financial services, government advisory roles, and management consulting. His professional background includes:

April 1991 to March 2009	Held various management positions at a regional bank, gaining broad experience in financial operations and regulatory compliance.
April 2010 to March 2012	Served as a Coordinator for the Ministry of Economy, Trade and Industry (METI), contributing to policy implementation and regional economic development.
April 2010, to March 2024	Acted as a Hokkaido Regional Development Advisor, supporting regional policy initiatives and local business growth.
May 2013, to present	Founded and serves as Representative Director of a food industry consulting business.
July 25, 2016, to present	Founded and serves as Representative Director of a management consulting firm, advising businesses on organizational strategy and operations.
December 2016, to April 2025	Served as Director at a general consulting company, providing services in business succession planning, business development, and brand consulting.

We believe Mr. Sakai’s extensive background in banking, regulatory compliance, and strategic consulting qualifies him to serve as a member of our Board of Auditors.

Yasuhiko Ando, Outside Corporate Auditor (Board of Auditors Member)

Mr. Yasuhiko Ando serves as a Director and full-time Auditor and is a member of our Board of Auditors. He has held numerous high-level positions across Japanese government ministries, regional economic bodies, and public corporations. His professional background includes:

April 1988 to June 2021	Held various senior roles within the Ministry of International Trade and Industry (now METI), including positions in the Basic Industries Bureau, Economic and Industrial Policy Bureau, and Small and Medium Enterprise Agency. He also served in personnel, policy evaluation, and public relations functions within the Minister’s Secretariat. During this time, he was seconded to the City of Kochi, where he served as Executive Director for Industrial Promotion and later as Deputy Mayor. He was also seconded to the New Energy and Industrial Technology Development Organization (NEDO) as Director of General Affairs and Planning.
June 2021 to present	Joined JECC Corporation as Director and Manager of the Corporate Planning Office.
June 2023 to present	Serves as Representative Director of JECC System Development Co., Ltd.
June 2024 to present	Serves as Managing Director of JECC Corporation.

We believe Mr. Ando’s extensive leadership experience in both government and the private sector qualifies him to serve as a member of our Board of Auditors.

Yoshihiro Kawaguchi, Outside Corporate Auditor (Board of Auditors Member)

Mr. Yoshihiro Kawaguchi serves as a Director and member of our Board of Auditors. He has over five decades of leadership experience in the Japanese entertainment industry. His professional background includes:

April 1959	Joined a production company.
April 1963	Joined an established talent management and entertainment production company.
May 1970 to present	Serves as Representative Director of an established talent management and entertainment production company.

We believe Mr. Kawaguchi’s 55 years of experience as a Representative Director of a long-standing and well-respected Japanese company qualifies him to serve as a member of our Board of Auditors.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

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Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the U.S. and the Nasdaq Capital Market listing standards. Under the federal securities laws of the U.S., foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, and other applicable rules adopted by the SEC, and the Nasdaq Capital Market listing standards. Under the SEC rules and the Nasdaq Capital Market listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq Capital Market permit a foreign private issuer to follow its home country practices in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act govern our corporate affairs.

As a foreign private issuer, we will follow Japanese law and corporate practices in lieu of the corporate governance provisions set out under Nasdaq Rule 5600. The following rules under Nasdaq Rule 5600 differ from Japanese law requirements:

●	Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors. Our board of directors, however, is currently comprised of six directors, three of whom are considered “independent,” as determined in accordance with the applicable Nasdaq rules. We expect our independent directors to regularly meet in executive sessions, where only the independent directors are present;

●	Nasdaq Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, the majority of the members of the audit and supervisory committee must be outside directors. We currently have a three-member audit and supervisory committee and all of the committee members are independent. See “— Audit and Supervisory Committee” below for additional information;

●	Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive officers and directors, and other compensation related matters;

●	Nasdaq Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and oversee our corporate governance practices; and

●	Nasdaq Rule 5620(c) sets out a quorum requirement of 33 1⁄3% applicable to meetings of shareholders. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. Under the Companies Act and our articles of incorporation, however, a quorum of not less than one-third of the total number of voting rights is required in connection with the election of directors and statutory auditors and certain other matters.

Controlled Company

Upon completion of this offering, Mr. Hideyuki Ishii, our Chairman, President, Chief Executive Officer, and Representative Director, will beneficially own approximately 88.8% of the aggregate voting power of our outstanding Common Shares (or 87.4% if the underwriters exercise their over-allotment option in full). As a result, we will be a “controlled company” within the meaning of the Nasdaq Capital Market listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

●	a majority of our board of directors consist of independent directors;

●	our director nominees be selected or recommended solely by independent directors; and

●	we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

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As a foreign private issuer, however, Nasdaq Capital Market corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors — Risks Relating to this Offering and the Trading Market”  (“Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer”). Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Under the Companies Act and our articles of incorporation, we are required to have no fewer than three but not more than 10 directors (excluding those who are member of the audit and supervisory committee) and no more than five directors who are member of the audit and supervisory committee. Directors are elected at general meetings of shareholders. The normal term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after such director’s election to office or, in the case of a director who is a member of the audit and supervisory committee, two years after the same. Our directors may, however, serve any number of consecutive terms.

The board of directors (excluding those directors who are members of the audit and supervisory committee) appoints from among its members one or more representative directors, who have the authority individually to represent us in the conduct of our affairs. The board of directors may appoint from among its members (excluding those who are members of the audit and supervisory committee) a chairperson and a president, or one or more vice-presidents, senior managers, and executive managers of the board.

Our board of directors consists of six directors. Our board of directors has determined that our directors satisfy the “independence” requirements of the Nasdaq Capital Market corporate governance rules and the rules and regulations of the SEC.

Audit and Supervisory Committee

We currently have an audit and supervisory committee consisting of three members, Sakai Takeshi, Yasuhiko Ando, and Yoshihiro Kawaguchi. The audit and supervisory committee, in accordance with our Regulations of the Audit and Supervisory Committee, (i) audits the execution by our directors of their duties and the preparation of audit reports and (ii) determines the details of proposals concerning the election, dismissal, or non-reappointment of the accounting auditor to be submitted to general meetings of shareholders by the board of directors. With respect to financial reporting, the audit and supervisory committee has the statutory duty to examine financial statements and business reports to be submitted to the shareholders by a representative director and is authorized to report its opinion to the ordinary general meeting of shareholders.

Compensation

In accordance with the Companies Act, compensation for our directors, including bonuses, retirement allowances, and incentive stock options, must be approved at our general meeting of shareholders, unless otherwise specified in our articles of incorporation in the future. The shareholders’ approval may specify the upper limit of the aggregate amount of compensation or calculation methods, but if compensation includes benefits in kind, the shareholders’ approval must include the description of such benefits. Compensation for a director is fixed by our board of directors in accordance with our internal regulations and practice and, in the case of retirement allowances, generally reflects the position of the director or executive officer at the time of retirement, length of service as a director and contribution to our performance.

For the fiscal year ended April 30, 2025, we paid an aggregate of JPY44,400 thousand (approximately $311 thousand) as compensation to our directors and corporate auditors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and corporate auditors.

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Limitation of Liability of Directors

Under the Companies Act and our articles of incorporation we may exempt, by resolution of the board of directors, our directors from liabilities to us arising in connection with their failure to execute their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations. In addition, our articles of incorporation provide that we may enter into agreements with our directors (excluding executive directors) to limit their respective liabilities to us arising in connection with a failure to execute their duties in good faith and without gross negligence to the higher of either a predetermined amount which shall be no less than ¥1 million (approximately $7,370) or an amount stipulated in laws and regulations. We plan to obtain directors and officers liability insurance, which covers expenses, capped at a certain amount, that our directors and officers may incur in connection with their conduct as our directors or executive officers.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which will be applicable to all of our directors and employees. We have filed a copy of such code of business conduct and ethics as an exhibit to the Registration Statement on Form F-1, of which this prospectus forms a part, and will make it publicly available on our website upon adoption.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Common Shares as of the date of this prospectus, and as adjusted to reflect the sale of 1,250,000 Common Shares representing the Common Shares being offered in this offering for:

●	each of our directors and executive officers;
●	all directors and executive officers as a group; and
●	each person known to us to own beneficially more than 5% of our Common Shares.

Beneficial ownership includes voting or investment power with respect to the Common Shares. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 21,712,151 Common Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 22,962,151 Common Shares outstanding, which includes the 1,250,000 Common Shares to be issued in this offering immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, executive officer, or beneficial owner of 5% or more of our Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person listed below and the percentage ownership of such person, Common Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Nasdaq Capital Market listing rules require that we have at least 300 round-lot shareholders (i.e., holders of at least 100 shares each) as a condition of initial listing approval. We intend to meet this requirement at or prior to the completion of this offering

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	Common Shares Beneficially Owned Immediately Prior to this Offering(2)		Common Shares Beneficially Owned Immediately After this Offering(3)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:

Hideyuki Ishii, Chairman & CEO (1)	20,952,000	96.5%	20,952,000	91.2%
Atsuko Ishizaki	0		0
Takeshi Sakai	0		0
Yasuhiko Ando	0		0
Yoshihiro Kawaguchi	0		0
All named executive officers, directors, and corporate auditors as a group	20,952,000	96.5%	20,952,000	9.12%
Other Minority Investors	760,151	3.5%	760,151	3.3%

(1)	Represents 20,952,000 common shares directly beneficially owned by Hideaki Ishii. Mr. Ishii originally paid ¥20 million in capital for his shares. Mr. Ishii has sole voting and dispositive power over these common shares, thus is deemed to be the beneficial owner of these common shares.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person: (i) has or shares voting power or investment power with respect to those shares, or (ii) has the right to acquire beneficial ownership within 60 days.

(3)	Represents 22,962,151 Common Shares after the Offering.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

The related parties that had material balances and transactions as of and for the fiscal years ended April 30, 2025, 2024 and 2023 consist of the following:

Set forth below are our related party transactions that occurred at April 30, 2023, April 30, 2024 and April 30, 2025, since the beginning of our preceding three fiscal years up to the date of April 30, 2025. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

The relationship and the nature of related party transactions are summarized as follow:

Name and Relationship of Related Party	Exiting Relationship with the Company at April 30, 2025
Hokkaido Shintatsu Inc.	Hokkaido Shintatsu, Inc. is controlled by Hideyuki Ishii. Hideyuki Ishii is the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hokkaido Style Inc.	Hokkaido Style, Inc. is controlled by Hideyuki Ishii. Hideyuki Ishii is the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
River Stone World Inc.	River Stone World, Inc. is controlled by Hideyuki Ishii. Hideyuki Ishii is the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Niseko Chiken Inc.	Niseko Chiken, Inc. is controlled by Hideyuki Ishii. Hideyuki Ishii is the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hokkaido Kaitakushi Inc.	Hokkaido Kaitakushi, Inc. controlled by an immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Art Hills Inc.	A company controlled by an immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hideyuki Ishii	The Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Atsuko Ishizaki	A director of the Company and Chief Operating Officer
Yoshiyuki Ishii	An immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company

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In the ordinary course of business, the Company was involved in certain transactions, either at cost or current market prices, and on normal commercial terms with related parties. The Company had the following related party transactions as of and for the fiscal years ended April 30, 2025, 2024 and 2023 and as of and for the three months ended July 31, 2025.

		(in thousands)
			April 30,
	Nature of transactions	July 31, 2025	2025	2024	2023
Receivable due from related parties:
Hokkaido Shintatsu Inc.	For working capital	¥11,662	¥10,322	¥16,914	¥5,467
Hokkaido Style Inc.	For working capital	2,638	1,943	45,295	27,319
River Stone World Inc.	Advance for operating expenses	17,662	19,669	887	—
Niseko Chiken Inc.	Provision of consulting services	120	30	67,868	42,163
Hokkaido Kaitakushi Inc.	For working capital	89,111	79,058	56,572	20,039
Payable due to related party:
Hideyuki Ishii	Payment for operating expenses	4,870	6,993	2,619	4,528
Atsuko Ishizaki	Payment for operating expenses	—	1,056	507	—
Short-term loans due to related parties:
Hideyuki Ishii	For working capital	76,827	72,439	36,959	—
Atsuko Ishizaki	For working capital	—	—	4,400	—
Yoshiyuki Ishii	For working capital	—	—	14,773	—
Deposit received from related party:
Niseko Chiken Inc.	For purchase of properties	1,213	2,213	—	—

For the short-term loan payable to Hideyuki Ishii, the largest amount outstanding during the period covered was JPY76,827 thousand, and the amount outstanding as of July 31, 2025 was JPY76,827 thousand. The loan was intended to provide additional working capital and bears no interest and has no collateral.

For the short-term loan payable to Atsuko Ishizaki, the largest amount outstanding during the period covered was JPY4,400 thousand, and there was no outstanding balance as of July 31, 2025. The loan was intended to provide additional working capital and bore no interest and had no collateral.

For the short-term loan payable to Yoshiyuki Ishii, the largest amount outstanding during the period covered was JPY14,773 thousand, and there was no outstanding balance as of July 31, 2025. The loan was intended to provide additional working capital and bore no interest and had no collateral.

		(in thousands)
		Three Month Ended	Fiscal Year Ended April 30,
	Nature of transactions	July 31, 2025	2025	2024	2023
Revenue from related parties:
Hokkaido Shintatsu Inc.	Rental income	¥90	¥360	¥4,312	¥-
Hokkaido Style Inc	Rental income	90	360	1,606	—
River Stone World Inc.	Rental income	90	360	—	—
Niseko Chiken Inc.	Rental income and brokerage revenue	90	115,530	—	—
Selling, General and Administrative Expenses with related party:
Hokkaido Shintatsu Inc.	Operating expenses	633	700	2,198	38
Hokkaido Style Inc	Operating expenses	492	921	1,606	—
Hokkaido Kaitakushi Inc	Operating expenses	—	180	435	—

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DESCRIPTION OF SHARE CAPITAL

The following description summarizes material information concerning our Common Shares, including summaries of relevant provisions of our articles of incorporation, the Companies Act relating to joint-stock corporations, and certain related laws and legislation currently in effect. This summary should be read together with, and is qualified in its entirety by reference to, our complete articles of incorporation.

We are a joint-stock corporation with limited liability organized in Japan under the Companies Act. The rights of our shareholders are represented by our Common Shares as described below, and shareholders’ liability is limited to the amount of subscription for such Common Shares. As of the date of this prospectus, our authorized share capital consists of 100,000,000 Common Shares; 21,712,151 Common Shares are issued and outstanding.

Requirements and Procedures for Share Transfer under the Companies Act

We are not listed on any stock exchange in Japan. Any transfer of shares of Japanese companies that are not listed on any stock exchange in Japan is subject to the requirements and procedures described in the Companies Act and its subordinate regulations.

Under the Companies Act, a share transfer will take effect if and when:

(i) the transferor and the transferee agree to the transfer in any manner (including oral agreement), provided that it is recommended to document such agreement in writing;

(ii) if the company is a company which issues share certificates, the transferor delivers the share certificate to the transferee; and

(iii) if the company is a company which issues shares with restriction on transfer, the transferor gets approval of the company for the acquisition of such share by the transferee.

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If the company is not a company which issues share certificates, the transfer shall take effect between the transferor and the transferee when the agreement of such transfer takes effect as agreed by them.

The transferee of the above-mentioned transfer may not assert its shareholders’ rights against the company and bona fide third party who purchases shares without knowledge of, and without negligence in failing to discover, the former transfer, until such transfer is duly recorded in the register of shareholders of such company.

At this time, we are not a company which issues share certificates. Todoroki Law, which is based in Japan, currently acts as our transfer agent.

Under the Companies Act and our articles of incorporation, transfers of shares are not subject to approval by us.

Distribution of Surplus

Under the Companies Act, the distribution of dividends takes the form of distribution of surplus, and a distribution of surplus may be made in cash and/or in kind, with no restrictions on the timing and frequency of such distributions. The Companies Act generally requires a joint-stock corporation to make distributions of surplus authorized by a resolution of a general meeting of shareholders. Distributions of surplus are, however, permitted pursuant to a resolution of the board of directors if:

(a) the company’s articles of incorporation so provide;

(b) the normal term of office of directors (excluding those who are member of the audit and supervisory committee) expires on or before the day of the conclusion of the annual shareholders meeting for the last business year ending within one year from the time of their election;

(c) the company has accounting auditor(s) and board of corporate auditors, audit and supervisory committee, or nominating committee, etc.; and

(d) the company’s non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present its assets and profit or loss, as required by the ordinances of the Ministry of Justice.

In an exception to the above rule, even if the requirements described in (a) through (d) are not met, the company may be permitted to make distributions of surplus in cash to its shareholders by resolution of the board of directors once per fiscal year if its articles of incorporation so provide. Our articles of incorporation do not have provisions to that effect.

A resolution of a general meeting of shareholders authorizing a distribution of surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of surplus is to be made in kind, we may, pursuant to a resolution of a general meeting of shareholders, grant a right to the shareholders to require us to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of surplus must be approved by a special resolution of a general meeting of shareholders. See “— Voting Rights” for more details regarding a special resolution. Our articles of incorporation provide that we are relieved of our obligation to pay any distributions in cash that go unclaimed for three years after the date they first become payable.

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Restriction on Distribution of Surplus

Under the Companies Act, we may distribute surplus up to the excess of the aggregate of (a) and (b) below, less the aggregate of (c) through (f) below, as of the effective date of such distribution, if our net assets are not less than ¥3,000,000:

(a) the amount of surplus, as described below;

(b) in the event that extraordinary financial statements as of, or for a period from the beginning of the fiscal year to, the specified date are approved, the aggregate amount of (i) the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net income for such period described in the statement of income constituting the extraordinary financial statements, and (ii) the amount of consideration that we received for the treasury shares that we disposed of during such period;

(c) the book value of our treasury shares;

(d) in the event that we disposed of treasury shares after the end of the previous fiscal year, the amount of consideration that we received for such treasury shares;

(e) in the event described in (b) in this paragraph, the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net loss for such period described in the statement of income constituting the extraordinary financial statements; and

(f) certain other amounts set forth in the ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of share capital, additional paid-in capital and legal earnings reserve, each such amount as it appears on the balance sheet as of the end of the previous fiscal year) all or a certain part of such excess amount as calculated in accordance with the ordinances of the Ministry of Justice.

For the purposes of this section, the amount of “surplus” is the excess of the aggregate of (I) through (IV) below, less the aggregate of (V) through (VII) below:

(I)	the aggregate of other capital surplus and other retained earnings at the end of the previous fiscal year;

(II)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(III)	in the event that we reduced our share capital after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital and/or legal earnings reserve (if any);

(IV)	in the event that we reduced additional paid-in capital and/or legal earnings reserve after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to share capital (if any);

(V)	in the event that we cancelled treasury shares after the end of the previous fiscal year, the book value of such treasury shares;

(VI)	in the event that we distributed surplus after the end of the previous fiscal year, the aggregate of the following amounts:

(1)	the aggregate amount of the book value of the distributed assets, excluding the book value of such assets that would be distributed to shareholders but for their exercise of the right to receive dividends in cash instead of dividends in kind;

(2)	the aggregate amount of cash distributed to shareholders who exercised the right to receive dividends in cash instead of dividends in kind; and

(3)	the aggregate amount of cash paid to shareholders holding fewer shares than the shares that were required in order to receive dividends in kind;

(VII)	the aggregate amounts of (1) through (4) below, less (5) and (6) below:

(1)	in the event that the amount of surplus was reduced and transferred to additional paid-in capital, legal earnings reserve and/or share capital after the end of the previous fiscal year, the amount so transferred;

(2)	in the event that we distributed surplus after the end of the previous fiscal year, the amount set aside in additional paid-in capital and/or legal earnings reserve;

(3)	in the event that we disposed of treasury shares in the process of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange (kabushiki kokan) in which we acquired all shares of a company after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

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(4)	in the event that the amount of surplus was reduced in the process of a corporate split in which we transferred all or a part of our rights and obligations after the end of the previous fiscal year, the amount so reduced;

(5)	in the event of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange in which we acquired all shares of a company after the end of the previous fiscal year, the aggregate amount of (i) the amount of the other capital surplus after such merger, corporate split or share exchange, less the amount of other capital surplus before such merger, corporate split or share exchange, and (ii) the amount of the other retained earnings after such merger, corporate split or share exchange, less the amount of other retained earnings before such merger, corporate split or share exchange; and

(6)	in the event that an obligation to cover a deficiency, such as the obligation of a person who subscribed newly issued shares with an unfair amount to be paid in, was fulfilled after the end of the previous fiscal year, the amount of other capital surplus increased by such payment.

In Japan, the “ex-dividend” date and the record date for any distribution of surplus come before the date a company determines the amount of distribution of surplus to be paid.

Capital and Reserves

Under the Companies Act, the paid-in amount of any newly-issued shares is required to be accounted for as share capital, although we may account for an amount not exceeding one-half of such paid-in amount as additional paid-in capital. We may generally reduce additional paid-in capital and/or legal earnings reserve by resolution of a general meeting of shareholders, subject to completion of protection procedures for creditors in accordance with the Companies Act, and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as share capital. We may generally reduce share capital by a special resolution of a general meeting of shareholders and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as additional paid-in capital.

Share Splits

Under the Companies Act, we may at any time split shares in issue into a greater number of the same class of shares by a resolution of the board of directors. When a share split is to be made, we must give public notice of the share split, specifying the record date therefor, at least two weeks prior to such record date.

Gratuitous Allocations

Under the Companies Act, we may allot any class of shares to our existing shareholders without any additional contribution by resolution of the board of directors; provided that although our treasury shares may be allotted to our shareholders, any allotment of shares will not accrue to shares of our treasury shares.

Reverse Share Split

Under the Companies Act, we may at any time consolidate our shares into a smaller number of shares by a special resolution of the general meeting of shareholders. We must disclose the reason for the reverse share split at the general meeting of shareholders. When a reverse share split is to be made, we must give public notice or notice of the reverse share split, at least two weeks (or, in certain cases where any fractions of shares are left as a result of a reverse share split, 20 days) prior to the effective date of the reverse share split.

General Meeting of Shareholders

Our ordinary general meeting of shareholders shall be convened within three months from the day following the end of each business year and is customarily held in September in Otaru, Japan, unless circumstances require a different time or location as determined by the board of directors in accordance with applicable law. The record date for an ordinary general meeting of shareholders is April 30 of each year. In addition, we may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two-week advance notice to shareholders.

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Notice of convocation of a general meeting of shareholders setting forth the time, place, purpose thereof, and certain other matters set forth in the Companies Act and relevant ordinances must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least two weeks prior to the date set for such meeting. Such notice may be given to shareholders by electronic means, subject to the consent of the relevant shareholders.

Any shareholder or group of shareholders holding at least 3% of the total number of voting rights for a period of six months or more may require, with an individual shareholder notice (as described in “— Register of Shareholders”), the convocation of a general meeting of shareholders for a particular purpose. Unless such general meeting of shareholders is convened without delay or a convocation notice of a meeting which is to be held not later than eight weeks from the day of such demand is dispatched, the requiring shareholder may, upon obtaining a court approval, convene such general meeting of shareholders.

Any shareholder or group of shareholders holding at least 2,000 voting rights or 1% of the total number of voting rights for a period of six months or more, which period is required after the removal of restrictions on the transfer of shares, may propose a matter to be included in the agenda of a general meeting of shareholders, and may propose to describe such matter together with a summary of the proposal to be submitted by such shareholder in a notice to our shareholders, by submitting a request to a director at least eight weeks prior to the date set for such meeting, with an individual shareholder notice.

The Companies Act enables a company to amend its articles of incorporation in order to loosen the requirements for the number of shares held and shareholding period, as well as the period required for

Is patching a convocation notice or submission of requests, all of which are required for any shareholder or group of shareholders to request the convocation of a general meeting of shareholders or to propose a matter to be included in the agenda of a general meeting of shareholders. Our articles of incorporation do not provide for loosening such requirements.

Voting Rights

A shareholder of record is entitled to one vote per Common Share, except that neither we nor any corporation, partnership, or other similar entity in which we hold, directly or indirectly, 25% or more of the voting rights shall exercise any voting rights in respect of Common Shares held by us or such entity, as the case may be. Except as otherwise provided by law or by our articles of incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the voting rights represented at the meeting. Shareholders may also exercise their voting rights through proxies. The Companies Act and our articles of incorporation provide that the quorum for the election of directors is one-third of the total number of voting rights. Our articles of incorporation provide that the Common Shares may not be voted cumulatively for the election of directors.

The Companies Act provides that a special resolution of the general meeting of shareholders is required for certain significant corporate transactions, including:

● any amendment to our articles of incorporation (except for amendments that may be authorized solely by the board of directors under the Companies Act);

● a reduction of share capital, subject to certain exceptions under which a shareholders’ resolution is not required, such as a reduction of share capital for the purpose of replenishing capital deficiencies;

● transfer of the whole or a part of our equity interests is subject to certain exceptions under which a shareholders’ resolution is not required;

● a dissolution, merger, or consolidation, subject to certain exceptions under which a shareholders’ resolution is not required;

● the transfer of the whole or a substantial part of our business, subject to certain exceptions under which a shareholders’ resolution is not required;

● the taking over of the whole of the business of any other corporation, subject to certain exceptions under which a shareholders’ resolution is not required;

● a corporate split, subject to certain exceptions under which a shareholders’ resolution is not required;

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● any issuance of new shares or transfer of existing shares held by us as treasury shares at a “specially favorable” price and any issuance of share acquisition rights or bonds with share acquisition rights at a “specially favorable” price or in a “specially favorable” condition to any persons other than shareholders;

● any acquisition by us of our own shares from specific persons other than our subsidiaries (if any);

● reverse share split; or

● the removal of a corporate auditor.

Except as otherwise provided by law or in our articles of incorporation, a special resolution of the general meeting of shareholders requires the approval of the holders of at least two-thirds of the voting rights of all shareholders present or represented at a meeting where a quorum is present. Our articles of incorporation provide that a quorum exists when one-third or more of the total number of voting rights is present or represented.

Liquidation Rights

If we are liquidated, the assets remaining after payment of all taxes, liquidation expenses, and debts will be distributed among shareholders in proportion to the number of shares they hold.

Rights to Allotment of Shares

Holders of our Common Shares have no pre-emptive rights. Authorized but unissued shares may be issued at the times and on the terms as the board of directors determines, so long as the limitations with respect to the issuance of new shares at “specially favorable” prices (as described in “— Voting Rights”) are observed. Our board of directors may, however, determine that shareholders shall be given rights to allotment regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all holders of the shares as of a record date for which not less than two weeks’ prior public notice must be given. Each shareholder to whom such rights are given must also be given notice of the expiration date thereof at least two weeks prior to the date on which such rights expire. The rights to allotment of new shares may not be transferred. However, the Companies Act enables us to allot share acquisition rights to shareholders without consideration therefor, and such share acquisition rights are transferable. See “— Share Acquisition Rights” below.

In cases where a particular issuance of new shares (i) violates laws and regulations or our articles of incorporation, or (ii) will be performed in a manner materially unfair, and shareholders may suffer disadvantages therefrom, such shareholders may file an injunction with a court of law to enjoin such issuance.

Pre-emptive Rights

Holders of our Common Shares have no pre-emptive rights, unless specifically granted by the board of directors in accordance with the Companies Act and our articles of incorporation. Authorized but unissued shares may be issued at the times and on the terms as the board of directors determines, so long as the limitations with respect to the issuance of new shares at “specially favorable” prices (as described in “— Voting Rights”) are observed. Our board of directors may, however, determine that shareholders shall be given rights to allotment regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all holders of the shares as of a record date for which not less than two weeks’ prior public notice must be given. Each shareholder to whom such rights are given must also be given notice of the expiration date thereof at least two weeks prior to the date on which such rights expire. The rights to allotment of new shares may not be transferred. However, the Companies Act enables us to allot share acquisition rights to shareholders without consideration therefor, and such share acquisition rights are transferable. See “— Share Acquisition Rights” below.

In cases where a particular issuance of new shares (i) violates laws and regulations or our articles of incorporation, or (ii) will be performed in a manner materially unfair, and shareholders may suffer disadvantages therefrom, such shareholders may file an injunction with a court of law to enjoin such issuance.

Share Acquisition Rights

Subject to certain conditions and to the limitations on issuances at a “specially favorable” price or on “specially favorable” conditions described in “— Voting Rights,” we may issue share acquisition rights (shinkabu yoyakuken) and bonds with share acquisition rights (shinkabu yoyakuken-tsuki shasai) by a resolution of the board of directors. Holders of share acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period as set forth in the terms of their share acquisition rights. Upon exercise of share acquisition rights, we will be obligated either to issue the relevant number of new shares or, alternatively, to transfer the necessary number of shares of treasury shares held by us.

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Record Date

The record date for annual dividends and the determination of shareholders entitled to vote at the ordinary general meeting of our shareholders is April 30. In addition, by a resolution of the board of directors, we may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks’ prior public notice.

Purchase of Our Own Shares

Under the Companies Act, we may acquire our own shares:

● by purchase from a specific party other than any of our subsidiaries, pursuant to a special resolution of a general meeting of shareholders; and

● by purchase from any of our subsidiaries, pursuant to a resolution of the board of directors.

Any such acquisition of shares must satisfy certain requirements, such as that we may only acquire our own shares in an aggregate amount up to the amount that we may distribute as surplus. See “— Distribution of Surplus” above for more details regarding this amount.

Our own shares acquired by us may be held by us as treasury shares for any period or may be cancelled by resolution of the board of directors. We may also transfer the shares held by us to any person, subject to a special resolution of a general meeting of shareholders or a resolution of the board of directors, as the case may be, and subject also to other requirements similar to those applicable to the issuance of new shares, as described in “— Rights to Allotment of Shares” above. We may also utilize our treasury shares (x) for the purpose of transfer to any person upon exercise of share acquisition rights or (y) for the purpose of acquiring another company by way of merger, share exchange, or corporate split through exchange of treasury shares for shares or assets of the acquired company.

Request by Controlling Shareholder to Sell All Shares

Under the Companies Act, in general, a shareholder holding 90% or more of our voting rights, directly or through wholly-owned subsidiaries, shall have the right to request that all other shareholders (and all other holders of share acquisition rights, as the case may be) sell all shares (and all share acquisition rights, as the case may be) held by them with our approval, which must be made by a resolution of the board of directors “Share Sales Request.” In order to make a Share Sales Request, such controlling shareholder will be required to issue a prior notice to us. If we approve such Share Sales Request, we will be required to make a public notice to all holders and registered pledgees of shares (and share acquisition rights, as the case may be) not later than 20 days before the effective date of such sales.

Sale by Us of Shares Held by Shareholders Whose Addresses Are Unknown

Under the Companies Act, we are not required to send a notice to a shareholder if notices to such shareholder fail to arrive for a continuous period of five or more years at the registered address of such shareholder in the register of our shareholders or at the address otherwise notified to us.

In addition, we may sell or otherwise dispose of the shares held by a shareholder whose location is unknown. Generally, if:

●	notices to a shareholder fail to arrive for a continuous period of five or more years at the shareholder’s registered address in the register of our shareholders or at the address otherwise notified to us, and

●	If a shareholder fails to receive distribution of surplus on their shares for a continuous period of five or more years at the address registered in our shareholders register or at any other address notified to us, we may, after providing at least three months’ prior public and individual notices, sell or otherwise dispose of such shareholder’s shares at the prevailing market price. We shall hold or deposit the proceeds of such sale or disposal for the benefit of the shareholder.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have an additional 1,250,000 Common Shares outstanding, representing 5.4% of the Common Shares. All of our Common Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Common Shares in the public market could adversely affect prevailing market prices of our Common Shares. Prior to this offering, there has been no public market for our Common Shares, and although we have applied to list our Common Shares on Nasdaq Capital Market, we cannot guarantee that a regular trading market will develop.

Lock-Up Agreements

We have agreed not to, for a period of 270 days after the date of our engagement agreement with the Underwriter dated February 17, 2025, subject to certain exceptions, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our Common Shares or securities that are substantially similar to our Common Shares, without the Underwriter’s prior written consent.

Furthermore, each of our directors and executive officers has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Common Shares and securities that are substantially similar to our Common Shares, without the prior written consent of the Representative.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Common Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Common Shares or our Common Shares may dispose of significant numbers of our Common Shares or our Common Shares in the future. We cannot predict what effect, if any, future sales of our Common Shares or our Common Shares, or the availability of Common Shares for future sale, will have on the trading price of our Common Shares from time to time. Sales of substantial amounts of our Common Shares or our Common Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Common Shares.

Rule 144

All of our Common Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Common Shares then outstanding, in the form of Common Shares or otherwise, which will equal approximately 229,622 Common Shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of our Common Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Common Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Common Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

JAPANESE FOREIGN EXCHANGE CONTROLS AND SECURITIES REGULATIONS

Foreign Exchange Regulations

The FEFTA and related cabinet orders and ministerial ordinances, which we refer to collectively as the Foreign Exchange Regulations, govern certain aspects relating to the acquisition and holding of shares by “exchange non-residents” and by “foreign investors” (as these terms are defined below). They also apply in some cases to the acquisition and holding of Common Shares representing our Common Shares acquired and held by non-residents of Japan and by foreign investors. In general, the Foreign Exchange Regulations currently in effect do not affect transactions between exchange non-residents to purchase or sell Common Shares outside Japan using currencies other than Japanese yen.

Exchange residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who reside within Japan; or

(ii)	corporations whose principal offices are located within Japan.

Exchange non-residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who do not reside in Japan; or

(ii)	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations located within Japan are regarded as exchange residents. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are defined in the Foreign Exchange Regulations as:

(i) individuals who are exchange non-residents;

(ii) corporations or other entities organized under the laws of foreign countries or whose principal offices are located outside Japan;

(iii) corporations of which 50% or more of the total voting rights are held, directly or indirectly, by individuals and/or corporations falling within (i) and/or (ii) above;

(iv) investment partnerships and limited liability partnerships for investment, etc. (including foreign partnerships) in which the ratio of capital contribution from exchange non-residents is 50% or more of the total amount of capital contribution by all partners, or in which a majority of the managing partners are exchange non-residents; or

(v) corporations or other entities having a majority of either (A) directors or other persons equivalent thereto or (B) directors or other persons equivalent thereto having the power of representation who are non-resident individuals.

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Acquisition of Shares

Acquisition by a foreign investor of shares of a Japanese corporation from a non-foreign investor requires pre or post facto reporting by the foreign investor through an exchange resident to the Minister of Finance of Japan through the Bank of Japan. No such reporting requirement is imposed, however, if:

(i) shares are acquired due to the occurrence of an event of inheritance, bequest, gratis allotment of shares, or acquisition of shares with a call provision; or

(ii) both the investment ratio and the voting right ratio (total of closely related parties) of all shares held after the share acquisition are less than 10% (provided that the nationality of the foreign investor is that of the listed country or Japan, and the business purpose of the issuing company under its articles of incorporation falls under the category of post facto reporting industry); or

(iii) the acquisition falls under any other case prescribed in Article 55-5 of the FEFTA, Article 3.1 of the Cabinet Order on Inward Direct Investment, etc., and Articles 3.2 and 3.3 of the Order on Inward Direct Investment, etc.

Dividends and Proceeds of Sale

Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of, shares held by exchange non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

JAPANESE FOREIGN DIRECT INVESTMENT REGULATIONS

The following is intended to provide an overview of Japanese foreign direct investment regulations in connection with an investment in our Common Shares and is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This overview does not cover all relevant considerations, requirements or procedures that may apply to a particular investor, and potential investors should consult their own advisors to ascertain the overall consequences of the acquisition, ownership and disposition of our Common Shares under the regulations.

Acquisition of Shares

The Foreign Exchange and Foreign Trade Act of Japan and related cabinet orders and ministerial ordinances, as amended (collectively, the “FEFTA”), require certain procedures for certain transactions, including the acquisition of shares of Japanese corporations by “Foreign Investors” (as defined in the FEFTA, as described below), which may apply to the purchase of our Common Shares.

Definition of Foreign Investors

“Non-Residents” are defined in the FEETA as individuals who are not domiciled or resident in Japan and legal entities whose principal offices are not located in Japan:

“Foreign investors” are defined in the FEETA as:

(i)	Non-Resident individuals;

(ii)	Entities established under foreign laws or having their principal offices outside Japan;

(iii)	Corporations in which 50% or more of the total voting rights is held, directly or indirectly, by Non-Resident individuals and entities established under foreign laws or whose principal offices are located outside Japan;

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(iv)	Partnerships (1) formed under the Civil Code of Japan for the purpose of investment business, (2) formed under the Limited Partnership Act for Investment of Japan and (3) formed under foreign laws and similar to the partnerships referred to in (1) or (2) above, which meet either of the following two conditions:

(a)	50% or more of the total capital contribution to the partnership is made by

(A) Non-Resident individuals,

(B) entities established under foreign laws or having their principal offices outside Japan,

(C) corporations in which 50% or more of the total voting rights are held, directly or indirectly, by Non-Resident individuals and entities established under foreign laws or having their principal offices outside Japan,

(D) entities in which Non-Resident individuals constitute a majority of the officers or officers having the authority to represent the entity, and

(E) partnerships in which a majority of the executive partners fall within items (A) through (D) above.

(b)	A majority of the executive partners of the partnership are

(A) persons or entities described in items (A) through (E) in the preceding paragraph,

(B) the partnerships in which 50% or more of the total capital contribution is made by persons or entities described in items (A) through (E) in the preceding paragraph, and

(C) a limited liability partnership formed under the Limited Liability Partnership Act of Japan, in which a majority of the executive partners are Non-Residents individuals, persons or entities described in (A) or (B) above, or any officers of entities falling within (A) or (B) above;

(v)	An entity in which a majority of its officers (meaning directors or other equivalent persons) or of the officers who have the authority to represent are Non-Resident individuals.

Prior Filing and Post-Investment Notification (or Exemption from Prior Filing)

Under the FEFTA, among other triggering events, a Foreign Investor seeking to acquire shares of a Japanese corporation that are not listed on a stock exchange in Japan is subject to a prior filing requirement, regardless of the number of shares acquired, if such Japanese corporation or its subsidiaries in Japan engage in any of the businesses designated under the FEFTA (“Designated Businesses”) from a national security perspective. Such businesses include, but are not limited to, manufacturing related to weapons, aircraft, space and nuclear energy, agriculture, fishery, mining, utilities, data processing, software-related services, and information and communication technology services.

As of the date of this prospectus, Nihon Shintatsu Co., Ltd., is not engaged in any of the Designated Businesses under the FEFTA that would require the prior filing for the purchase of our Common Shares.

If the case where a Japanese corporation that is not listed on a stock exchange in Japan or its subsidiary in Japan engages in any of the Designated Businesses, and thus the prior filing is required for the acquisition of the shares of such corporation, a Foreign Investor must first submit a prior application describing the proposed acquisition of shares to the relevant governmental authorities through the Bank of Japan and wait until the acquisition is approved by the relevant governmental authorities, unless certain exemptions apply. Without such clearance, the Foreign Investor will not be permitted to acquire the shares. Once clearance is obtained, the Foreign Investor may acquire shares up to the number specified in the application within six months from the date of submission of the application. While the standard waiting period for clearance is 30 days, the waiting period may be expedited or extended at the discretion of the relevant governmental authorities, depending on the degree of potential national security impact and the progress of the relevant authorities’ investigation (typically through inquiries by the authorities and responses by the Foreign Investor). In addition to the prior filing requirement described above, if a Foreign Investor who has made a prior filing and received approval acquires and subsequently disposes of the shares, the Foreign Investor must file a post-investment notice to report the completed acquisition or subsequent sales. Such post-investment notice filing must be made no later than 45 days after the acquisition or disposition of the shares.

However, both the prior filing and post-investment notice filing requirements may, in principle, be exempted as long as the Japanese corporation does not engage in any of the “core businesses” that are specified among the Designated Businesses under the FEFTA and if (i) the Foreign Investor or its related persons do not assume the office of our director or corporate auditor, (ii) the Foreign Investor does not propose the transfer or abolition of the business in the designated business at the shareholders’ meeting of the Japanese corporation, and (iii) the Foreign Investor does not have access to non-public technical information related to the Designated Business. In such a case, a post-investment report must be filed no later than 45 days after the acquisition of the shares and no later than 45 days after certain changes occur in the Foreign Investor, such as a change in the shareholder holding 10% or more of its shares.

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Post-Investment Report (When Prior Filing is Not Applicable)

Under the FEFTA, in the case where a Japanese corporation that is not listed on a stock exchange in Japan does not engage in any of the Designated Businesses, and thus prior filing is not required, if a Foreign Investor acquires shares of such corporation from non-Foreign Investors whereby either the shareholding ratio of the Foreign Investor based on the number of issued and outstanding shares or the voting rights ratio is 10% or more, the Foreign Investor is, in principle, required to file a post-investment report no later than 45 days after the acquisition of the shares.

Payments

The FEFTA also applies to certain payments between “Residents” and “Non-Residents” or foreign countries.

“Residents” are defined in the FEFTA as individuals having a domicile or residence in Japan and legal entities having their principal offices in Japan.

Under the FEFTA, if a Resident receives a single payment of more than ¥30 million ($0.2 million) from a Non-Resident or a foreign country, or if a Resident makes a single payment of more than ¥30 million ($0.2 million) to a Non-Resident or a foreign country, including for the transfer of shares in a Japanese corporation, such Resident is required to report each receipt or payment to the Ministry of Finance of Japan within certain periods (which vary depending on the circumstances and may be as short as 10 days).

MATERIAL INCOME TAX CONSIDERATION

The following summary of the material Japanese and United States federal income tax consequences of an investment in our Common Shares or our Common Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Common Shares, such as the tax consequences under state, local, and other tax laws.

Japanese Taxation

The following is a general summary of the principal Japanese tax consequences (limited to national tax) to owners of our Common Shares, in the form of Common Shares, who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders. The statements below regarding Japanese tax laws are based on the laws and treaties in force and as interpreted by the Japanese tax authorities as of the date of this prospectus, and are subject to changes in applicable Japanese laws, tax treaties, conventions, or agreements, or in the interpretation of them, occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership, and disposition of our Common Shares, including, specifically, the tax consequences under Japanese law, under the laws of the jurisdiction of which they are resident and under any tax treaty, convention, or agreement between Japan and their country of residence, by consulting their own tax advisors.

For the purpose of Japanese tax law and the tax treaty between the United States and Japan, a U.S. holder of Common Shares will generally be treated as the owner of the Common Shares underlying our Common Shares evidenced by the ADRs.

Generally, a non-resident holder of Common Shares will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section distributions made from our retained earnings for the Companies Act purposes) we pay with respect to our Common Shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

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In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their Common Shares to nonresident holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as Common Shares) to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% for dividends due and payable up to and including December 31, 2037, and (ii) 15% for dividends due and payable on or after January 1, 2038. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013, to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake.

If distributions were made from our capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of Common Shares and subject to the same tax treatment as sale of our Common Shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Singapore, while the income tax treaties with, among others, Australia, Belgium, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Arab Emirates, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors and the income tax treaties with, among others, Spain, generally reduce the withholding tax rate to 5% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and, among others, Belgium, Denmark, Spain, the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by us on our Common Shares.

Non-resident holders of our Common Shares who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on our Common Shares or our Common Shares, in general, are required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. A standing proxy for a non-resident holder of our Common Shares or our Common Shares may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure may also be available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stock, together with any required forms or documents.

Gains derived from the sale of our Common Shares or our Common Shares outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual our Common Shares or our Common Shares as a legatee, heir, or donee, even if none of the acquiring individual, the decedent, or the donor is a Japanese resident.

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United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF THE COMMON SHARE OR OUR COMMON SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR COMMON SHARES OR OUR COMMON SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	persons that elect to mark their securities to market;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Common Shares or our Common Shares as part of a straddle, hedging, conversion, or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Common Shares or our Common Shares);
●	persons who acquired our Common Shares or our Common Shares pursuant to the exercise of any employee share option or otherwise as compensation;
●	persons holding our Common Shares or our Common Shares through partnerships or other pass-through entities;
●	beneficiaries of a Trust holding our Common Shares or our Common Shares; or
●	persons holding our Common Shares or our Common Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Common Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares or our Common Shares.

Material Tax Consequences Applicable to U.S. Holders of our Common Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Common Shares or our Common Shares. This description does not deal with all possible tax consequences relating to ownership and disposition of our Common Shares or our Common Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Common Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date, and the income tax treaty between the United States and Japan (the “Tax Convention”). All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Common Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Shares or our Common Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Shares or our Common Shares are urged to consult their tax advisors regarding an investment in our Common Shares or our Common Shares.

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An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus
2.	One-third of his or her days in the United States in the immediately preceding year; plus
3.	One-sixth of his or her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Common Shares

Subject to the application of the PFIC rules discussed below, a U.S. Holder generally will recognize ordinary dividend income in an amount equal to the amount of any cash and the value of any property we distribute as a distribution with respect to the U.S. Holder’s Common Shares (or Common Shares), to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, when the distribution is received. Although we do not intend to maintain calculations of earnings and profits under U.S. federal income tax principles, U.S. Holders should consult their tax advisors regarding the proper treatment of distributions, which may be treated as dividends or as return of capital depending on the circumstances. Dividends will not be eligible for the dividends received deduction generally allowable to U.S. corporations. Dividends paid on our Common Shares or our Common Shares will be treated as “qualified dividends” taxable at preferential rates, if (i) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules, (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC, and (iii) the U.S. Holder satisfies certain holding period and other requirements. The Tax Convention has been approved for the purposes of the qualified dividend rules and we believe we will be eligible for the benefits of the Tax Convention.

Dividend income will include any amounts withheld in respect of Japanese taxes and will be treated as foreign-source income for foreign tax credit purposes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Japanese taxes withheld from dividends on our Common Shares or our Common Shares generally will be creditable against the U.S. Holder’s U.S. federal income tax liability to the extent such taxes do not exceed any reduced withholding rate available under the Tax Convention. The rules governing foreign tax credits are complex and subject to various limitations and conditions. U.S. Holders should consult their tax advisors regarding the availability and limitations of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, at its election, deduct creditable foreign taxes, including Japanese taxes, in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by the U.S. Holder in the taxable year.

Dividends paid in a currency other than U.S. dollars will be includable in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the payment is converted into U.S. dollars at that time. A U.S. Holder should not recognize any foreign currency gain or loss in respect of the distribution if the foreign currency is converted into U.S. dollars on the date the distribution is received. If the foreign currency is not converted into U.S. dollars on the date of receipt, however, gain or loss may be recognized upon a subsequent sale or other disposition of the foreign currency. The foreign currency gain or loss (if any) generally will be treated as ordinary income or loss to the U.S. Holder and generally will be treated as U.S.-source income or loss, which may be relevant in calculating the U.S. Holder’s foreign tax credit limitation.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain.

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Taxation of Dispositions of Common Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in our Common Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held our Common Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (PFIC) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering may be considered to be held for the production of passive income, depending on the specific facts and circumstances and (2) the value of our assets must be determined based on the market value of our Common Shares or our Common Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Common Shares or our Common Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Common Shares or our Common Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of our Common Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. While we will monitor our PFIC status, we cannot guarantee that we will be able to avoid PFIC classification in future years, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Common Shares or our Common Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Common Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Common Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to our Common Shares.

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If we are a PFIC for your taxable year(s) during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of our Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for our Common Shares will be treated as an excess distribution. Under these special tax rules:

● the excess distribution or gain will be allocated ratably over your holding period for our Common Shares;

● the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

● the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our Common Shares cannot be treated as capital, even if you hold our Common Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Common Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of our Common Shares as of the close of such taxable year over your adjusted basis in such Common Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of our Common Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on our Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of our Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of our Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in our Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Shares or our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If our Common Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Common Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election, though this policy may change in the future. If you hold Common Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Common Shares, including regarding distributions received on our Common Shares and any gain realized on the disposition of our Common Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Common Shares or our Common Shares, then such Common Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Common Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of our Common Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Common Shares for tax purposes.

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IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Common Shares or our Common Shares when inherited from a decedent that was previously a holder of our Common Shares or our Common Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Common Shares or our Common Shares, or a mark-to-market election and ownership of those Common Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Common Shares or our Common Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Common Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Common Shares or our Common Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Common Shares or our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares or our Common Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Common Shares or our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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UNDERWRITING

We expect to enter into an underwriting agreement with Spartan Securities, LLC, as sole underwriter, with respect to the Common Shares in this offering. The underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriter the number of Common Shares as indicated below.

Underwriters	Number of Common Shares
Spartan Securities, LLC	[●]
[●]
Total	[●]

The underwriters are offering the Common Shares subject to their acceptance of the Common Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Common Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the Common Shares offered by this prospectus if any such Common Shares are taken. However, the underwriter is not required to take or pay for the Common Shares covered by the underwriter’s option to purchase additional Common Shares described below.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable in whole or in part for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of up to 15.0% of the number of Common Shares sold in the offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. We will be obligated, pursuant to the option, to sell these additional Common Shares to the underwriter to the extent the option is exercised. If any additional Common Shares are purchased, the underwriter will offer the additional Common Shares on the same terms as those on which the other Common Shares are being offered hereunder. If this over-allotment option is exercised in full, the total offering price to the public will be approximately $5.8 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $5.3 million (based upon a public offering price of $4.00, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus).

Underwriting Discounts and Expenses

The underwriter has advised us that it proposes to offer the Common Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The underwriter may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Common Shares are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Common Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Represents an underwriting discount equal to 8.0% per share. The fees do not include the expense reimbursement provisions described below. Underwriting discounts are 8.0% for investors directly raised by the underwriter and 6.0% for investors introduced by us. Underwriting discounts to be paid by us are calculated based on the assumption that no investors in this offering are introduced by us.

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We have agreed to pay to the underwriter by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 0.5% of the gross proceeds received by us from the sale of the shares.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the underwriter may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the underwriter’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the underwriter may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the underwriter; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the underwriter shall not exceed $200,000. We are required to supply the underwriter and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We paid a nonrefundable advance of $50,000 to the underwriter, upon the execution of the letter of engagement between us and the underwriter. Upon the closing of this offering, we will pay an additional $150,000 to the Representative for closing costs. Any advance will be returned to us to the extent the underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $510,000.

In addition, we agreed, during the engagement period of the underwriter or until the consummation of this offering, whichever is earlier, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of the securities without the written consent of the underwriter, provided that the underwriter is reasonably proceeding in good faith with preparation for this offering. Until the Underwriting Agreement is signed, we or the underwriter may at any time terminate its further participation in this offering for any reason whatsoever, and we agree to reimburse the Representative for its actual reasonable accountable out-of-pocket expenses, up to a maximum of $200,000, incurred prior to the termination, less any advance and amounts previously paid to the underwriter in reimbursement for such expenses; provided, however, that such fees shall be subject to FINRA Rule 5110(f)(2)(D)(ii) and shall not apply if and to the extent the underwriter has advised us of the underwriter’s inability or unwillingness to proceed with this offering.

Right of First Refusal

If, from the date hereof until the 18-month anniversary following consummation of sales in the offering, we or any of its subsidiaries (a) decides to retain a financial advisor in connection with certain financial transactions or (b) decides to finance or refinance any indebtedness using a manager or agent, the underwriter shall have the right to act as financial advisor, or sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing. If the underwriter decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and indemnification for transactions of similar size and nature.

Listing

We plan to apply to list our Common Shares on the Nasdaq Capital Market. At this time, Nasdaq Capital Market has not yet approved our application to list our Common Shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application, and there is no guarantee or assurance that our Common Shares will be approved for listing on Nasdaq Capital Market.

69

Tail Financing

The underwriter shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind to the extent that such financing or capital is provided to us by funds whom the underwriter had contacted during the engagement period or introduced to us during the engagement period, if such tail financing is consummated at any time within the eighteen (18) month period following the closing of the offering or the expiration or termination of the letter of engagement between the underwriter and us.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Standstill We have agreed, for a period of 270 days from the date of our engagement agreement with the underwriter dated February 17, 2025, that without the prior written consent of the underwriter, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital; (ii) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock of the Company, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

● Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

● Over-allotment transactions involve sales by the underwriter of Common Shares in excess of the number of Common Shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Common Shares over-allotted by the underwriter is not greater than the number of Common Shares that it may purchase in the over-allotment option. In a naked short position, the number of Common Shares involved is greater than the number of Common Shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing Common Shares in the open market.

● Syndicate covering transactions involve purchases of Common Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Common Shares to close out the short position, the underwriter will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which it may purchase Common Shares through the over-allotment option. If the underwriter sell more Common Shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Common Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of our Common Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

70

● Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when our Common Shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Shares. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

The underwriter is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Public Offering Price

Prior to this offering, there has not been a public market for our Common Shares. The public offering price of our Common Shares offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of our Common Shares were:

● our history and our prospects;

● our financial information and historical performance;

● the industry in which we operate;

● the status and development prospects for our services;

● the experience and skills of our senior management; and

● the general condition of the securities markets at the time of this offering.

We offer no assurances that the public offering price will correspond to the price at which our Common Shares will trade in the public market subsequent to this offering or that an active trading market for our Common Shares will develop and continue after this offering.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,148
Nasdaq Capital Market Listing Fee	$50,000
FINRA Filing Fee	$3,500
Legal Fees and Other Expenses	$75,000
Accounting Fees and Expenses	$120,000
Printing and Engraving Expenses*	$10,000
Underwriter accountable expenses*	$200,000
Underwriter non-accountable expenses*	$25,000
Miscellaneous Expenses*	$25,000
Total Expenses	$509,648

* Estimated expenses

These expenses will be borne by us in connection with the offering of our Common Shares.

LEGAL MATTERS

We are being represented by Law Offices of T. J. Jesky with respect to certain legal matters as to United States federal securities. The validity of the Common Shares represented by our Common Shares offered in this offering and certain other legal matters as to Japanese law will be passed upon for us by the Law Offices of T. J. Kaufman & Canoles, P.C. from Richmond, Virginia is acting as counsel to the Underwriter.

EXPERTS

The financial statements for the fiscal years ended April 30, 2025 and 2024, included in this prospectus have been so included in reliance on the report of Bush & Associates CPA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The preceding three years prior to the engagement of Bush & Associates, CPA, the Company internally prepared its own financials.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus forms a part, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Common Shares represented by our Common Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Common Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

72

Until [DATE], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[●] COMMON SHARES

Nihon Shintatsu Co., Ltd.

Prospectus dated [●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 330 of the Companies Act makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors. Section 10 of the Civil Code, among other things, provides in effect that:

(1) Any director of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2) If a director of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor and interest thereon after the date of payment from such company;

(3) If a director has assumed an obligation necessary for the management of the affairs of a company entrusted to him, he may require such company to perform it in his place or, if it is not due, to furnish adequate security; and

(4) If a director, without any fault on his part, sustains damage through the management of the affairs of a company entrusted to him, he may demand compensation therefor from such company.

Pursuant to Article 427, paragraph 1 of the Companies Act and our articles of incorporation, we may enter into an agreement with each of our non-executive directors providing that such director’s liability for damages to us shall be limited to the higher of either (i) the amount we have determined in advance (which shall be not less than ¥1 million) or (ii) the minimum amount prescribed by applicable laws and regulations, provided that such director has acted in good faith and without gross negligence.

Further, pursuant to Article 426, paragraph 1 of the Companies Act and our articles of incorporation, we may, by resolution of the board of directors, release any of our directors from liability for damages to us, provided that such director has acted in good faith and without gross negligence to the extent permitted by applicable laws and regulations.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

At the inception of the Company in 2016, 1,800 Common Shares were issued to Mr. Hideyuki Ishii for an aggregate consideration of ¥20 million (Japanese Yen) in capital. Subsequently, Mr. Ishii increased his capital contribution to ¥90 million (Japanese Yen).

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

II-1

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Description
1.1*	Form of Underwriter Agreement
3.1**	Articles of Incorporation of the Registrant (original Japanese version and English translation)
3.2**	Articles of Incorporation of the Registrant (amended Japanese version and English translation)
5.1	Opinion of Legal Counsel
23.1**	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of Todoroki Law (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
107**	Filing Fee Table

*To be filed by amendment

** Filed herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Otaru, Hokkaido, Japan, on September 4, 2025.

Nihon Shintatsu Co., Ltd.

/s/
Hideyuki Ishii
President, Chief Executive Officer,
Representative Director, and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Hideyuki Ishii and Junki Matsumura as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES OF DIRECTORS:

/s/ Hideyuki Ishii	September 4, 2025
Hideyuki Ishii President, Chairman and CEO	Date

/s/ Junki Matsumura	September 4, 2025
Junki Matsumura CFO and Principal Accounting Officer	Date

/s/ Atsuko Ishizaki	September 4, 2025
Atsuko Ishizaki Director, Chief Operating Officer	Date

/s/ Kenji Toge	September 4, 2025
Kenji Toge Director	Date

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Nihon Sintatsu Co., Ltd., has signed this registration statement or amendment thereto in Chicago, IL on September 4, 2025.

Law Offices of T. J. Jesky
Authorized U.S. Representative

By:	/s/ T. J. Jesky
Name:	T. J. Jesky
Title:	Attorney and Counselor at Law

II-5

NIHON SHINTATSU CO., LTD.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nihon Shintatsu Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nihon Shintatsu Co., Ltd. (the “Company”) as of April 30, 2025, and 2024, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended April 30, 2025, and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 31, 2025, and 2024, and the results of its operations and its cash flows for the years then ended April 31, 2025, and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025.

Henderson, Nevada

September 4, 2025

PCAOB ID Number 6797

F-2

NIHON SHINTATSU CO., LTD.

BALANCE SHEETS

As of April 30, 2025 and 2024

(Yen in thousands, except share and per share data)

	April 30,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	¥12,634	¥36,941
Accounts receivable, net	4,612	1,070
Receivable from related parties	111,021	187,536
Real estate	82,116	93,816
Prepaid expenses and other current assets	109,394	19,547
Short-term loan receivable	51,824	38,952
Total Current Assets	371,601	377,862
Non-current Assets:
Property and equipment, net	372,937	284,562
Operating lease right-of-use assets, net	3,075	3,572
Other assets	1,355	813
Total Assets	¥748,968	¥666,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	¥47,028	¥43,596
Deferred revenue	20,480	35,298
Deposits received	25,311	223,660
Short-term loan	118,339	87,233
Current portion of operating lease liabilities	543	497
Income tax payable	38,055	—
Other current liabilities	19,006	5,977
Total Current Liabilities	268,762	396,261
Non-current Liabilities:
Non-current operating lease liabilities	2,532	3,075
Non-current portion of long-term debt	204,296	150,286
Deposits received - Noncurrent	85,000	54,999
Deferred tax liabilities	15,656	—
Total Liabilities	576,246	604,621
Commitments and Contingencies (Note 6)
Stockholders’ Equity:
Common stock, no par value – 100,000,000 shares authorized as of April 30, 2025 and 2024; 21,600,000 shares issued and outstanding as of April 30, 2025 and 2024	90,000	90,000
Retained earnings	82,722	(27,812)
Total Stockholders’ Equity	172,722	62,188
Total Liabilities & Equity	¥748,968	¥666,809

The accompanying notes are an integral part of the financial statements.

*The number of shares presented above is adjusted retrospectively to reflect the 1-for-12,000 sub-division effected on June 3, 2025. The number of authorized common shares presented above is adjusted retrospectively to reflect the change in the articles of incorporation effected on June 2, 2025.

F-3

NIHON SHINTATSU CO., LTD.

STATEMENTS OF OPERATIONS

For the Fiscal Years Ended April 30, 2025 and 2024

(Yen in thousands, except share and per share data)

	Fiscal Years Ended April 30,
	2025	2024
Revenue	¥711,809	¥417,417
Operating expenses:
Cost of sales - residential properties	180,380	93,107
General and administrative	241,616	239,121
Depreciation	9,821	7,969
Total operating expenses	431,817	340,197
Operating profit	279,992	77,220
Other income (loss), net	(109,827)	778
Interest expenses	(6,126)	(8,133)
Profit before income taxes	164,039	69,865
Provision for income taxes	53,505	—
Net Profit	¥110,534	¥69,865
Net profit per share attributable to common stockholders, basic and diluted	¥5.1	¥3.2
Weighted-average number of common stocks outstanding used to compute net profit per share, basic and diluted	21,600,000	21,600,000

The accompanying notes are an integral part of the financial statements.

* Giving retroactive effect to the 1-for-12,000 sub-division effected on June 3, 2025.

F-4

NIHON SHINTATSU CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Fiscal Years Ended April 30, 2025 and 2024

(Yen in thousands, except share data)

	Stock Class		Retained Earnings	Total Stockholders’
	Common Stocks		(Accumulated	Equity
	Shares	Amount	Deficit)	(Deficit)
Balance, April 30, 2023	21,600,000	¥90,000	¥(97,677)	¥(7,677)
Net Income	—	—	69,865	69,865
Balance, April 30, 2024	21,600,000	90,000	(27,812)	62,188
Net Income	—	—	110,534	110,534
Balance, April 30, 2025	21,600,000	¥90,000	¥82,722	¥172,722

The accompanying notes are an integral part of the financial statements.

The number of shares presented above is adjusted retrospectively to reflect the 1 for 12,000 sub-division effected on June 3, 2025.

F-5

NIHON SHINTATSU CO., LTD.

STATEMENTS OF CASH FLOWS

For the Fiscal Years Ended April 30, 2025 and 2024

(Yen in thousands)

	Fiscal Years Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	¥110,533	¥69,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,821	7,969
Noncash lease expenses	497	(3,572)
Loss from disposal of property, plant and equipment	—	350
Change in deferred income taxes	15,655	—
Changes in operating assets and liabilities:
Accounts receivable	(3,543)	(56)
Receivable from related parties	76,515	(16,426)
Real estate	11,700	(10,027)
Prepaid expenses and other current assets	(89,847)	15,984
Other assets	(543)	(213)
Accounts payable	3,432	(78,180)
Deferred revenue	(14,818)	33,805
Deposits received	(168,350)	71,679
Income tax payable	38,055	—
Other liabilities	13,030	5,977
Operating lease liabilities	(494)	3,575
Net cash provided by operating activities	7,643	100,730
Cash flows from investing activities:
Purchase of property and equipment	(104,193)	(88,009)
Receipt from short-term loan receivable	1,107	300
Payment for short-term loan receivable	(13,980)	(27,622)
Net cash used in investing activities	(117,066)	(115,331)
Cash flows from financing activity
Repayments of long-term debt	(75,991)	(23,330)
Proceeds from long-term debt	130,000	-
Repayments of short-term loan	(22,873)	(9,998)
Proceeds from short-term loan	53,980	72,233
Net cash provided by financing activity	85,116	38,905
Net change in cash and cash equivalents	(24,307)	24,304
Cash and cash equivalents at beginning of period	36,941	12,637
Cash and cash equivalents at end of period	$12,634	$36,941

Supplemental disclosures of cash flow information:
Cash paid for interest	¥5,443	¥9,921
Non-cash investing and financing activities:
Purchase of property and equipment included in accrued expenses	14,165	2,733

The accompanying notes are an integral part of the financial statements.

F-6

NIHON SHINTATSU CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Fiscal Years Ended April 30, 2025 and 2024

(Yen in thousands, except share and per share data)

1. Organization, Nature of Business

Nihon Shintatsu Co., Ltd. (the “Company”) was incorporated in Japan on May 26, 2016. The Company is a Hokkaido-based real estate company primarily engaged in the acquisition, enhancement, and resale of real estate assets in tourism-driven markets such as Niseko, Furano, and Otaru. The Company’s business is primarily focused on acquiring undervalued properties, enhancing them through targeted improvements, and reselling them to investors and end-users in Hokkaido’s tourism markets.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Use of Estimates

The preparation of the financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, useful lives of property and equipment, the carrying value of operating lease right-of-use assets, impairment of long-lived assets, allowance for credit loss on accounts receivable, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to the customer. The transaction price is generally fixed at contract inception and is based on the agreed upon rates stated in the contract which indicates the amount of consideration the Company expects to be entitled to in exchange for satisfaction of performance obligation. The amount on the final invoice depends on the actual work performed and might differ from the amount stated in the initial contract. When there is variable consideration included in the transaction price, if, in management’s judgment, it is probable that a significant future reversal of cumulative revenue recognized under the contract will not occur, the Company and the customer agree on the price on the final invoice, and revenue is recognized based on the amount on the final invoice. None of our contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

F-7

The following is a description of principal activities from which the Company generates revenue.

Sales of real estate properties

Revenue from sales of real estate properties is generated from sales of residential houses and land. Revenue is recognized at a point in time (i.e., at the time of closing of a sale) when the transaction is completed and title to and possession of the land and houses are transferred to the buyer.

Brokerage revenue

The Company earns brokerage fees from sellers or buyers in connection with real estate sales transactions. The Company’s brokerage revenue performance obligation is generally completely satisfied upon the completion of a respective real estate sales transaction, and revenue is recognized at a point in time.

Consulting revenue

Consulting revenue is generated from the provision of consulting services related to sales of real estate properties. Revenue is recognized over time during the contract period.

Rental income

Rental income is generated from rental the Company receives for renting its assets (i.e., apartments) to tenants. Leases with tenants are accounted for as operating leases in accordance with ASC 842. Minimum rents are recognized on a straight-line basis over the term of the respective lease, beginning when the tenant obtains control of the leased space through either taking possession or having the right to use the space. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable, if any.

Renovation revenue

Renovation revenue is generated from the provision of renovation services. Revenue is recognized at a point in time upon completion of renovation work.

From time to time, the Company engages subcontractors. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. For renovation services involving subcontractors, the Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company currently operates and manages its business as one operating and reportable segment with five main revenue streams: sales of real estate properties, brokerage revenue, consulting revenue, rental income and renovation revenue. The Company’s Chief Executive Officer (“CEO”) is considered the Chief Operating Decision Maker (“CODM”) and reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions. As such, the Company has determined that it has one operating and reportable segment in accordance with ASC Topic 280, Segment Reporting. All of the Company’s revenue is currently generated from customers located in Japan, and all of its long-lived assets are also located in Japan.

F-8

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the fiscal years ended April 30, 2025 and 2024, there were four customers and two customers, respectively, who accounted for more than 10% of the Company’s total revenue in the respective periods. As of April 30, 2025 and 2024, there were two customer and there was one customer, respectively, who accounted for more than 10% of the Company’s total accounts receivable in the respective periods.

For the fiscal years ended April 30, 2025 and 2024, there were four suppliers and three suppliers, respectively, who accounted for more than 10% of the Company’s total purchase in the respective periods. As of April 30, 2025 and 2024, there were two suppliers who accounted for more than 10% of the Company’s total accounts payable in both period.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers and related parties, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

Accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral. At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss for the fiscal years ended April 30, 2025 and 2024.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company determined that no allowance for credit losses was necessary as of April 30, 2025 and 2024 based on historical collection experience and assessment of current and expected future economic conditions.

F-9

Receivable from related parties

Receivable balances that are due from related parties are unsecured, bearing no interest, and mature within 12 months and classified as short-term on the Balance Sheets.

Real Estate

The Company classifies real estate in accordance with the criteria of the FASB ASC 360 Property, plant and equipment. Real estate assets include residential houses and land for sale in its present condition that meet all of Topic 360’s “held for sale” criteria. Real estate assets are recorded at the lower of cost or fair value less cost to sell. If an asset’s fair value less cost to sell, based on discounted future cash flows, management estimates or market comparisons, is less than its carrying amount, an allowance is recorded against the asset. The Company performed impairment assessment and identified no triggering events or circumstances indicating that the carrying amount of the real estate assets may be impaired, and determined no impairment was necessary as of April 30, 2025 and 2024. no allowance was recorded.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Buildings	11 - 50 years
Building improvements	3 - 15 years
Vehicles	2 - 6 years
Equipment	2 - 20 years
Computer and fixtures	3 years
Land	Indefinite

Repair and maintenance costs are expensed as incurred.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for a vehicle. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

F-10

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, and short-term loans approximate fair values due to the short-term nature of these instruments.

Deferred Revenue

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company has the right to invoice in advance of performance under a customer contract. The current portion of deferred revenue balances is recognized over the next 12 months. The amount of revenue recognized during the fiscal years ended April 30, 2025 and 2024 that was included in deferred revenue at the beginning of each period was ¥35,298 and ¥243, respectively.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Statement of Operations. For the fiscal years ended April 30, 2025 and 2024, these costs were ¥7,616 and ¥33,131, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

F-11

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of Japan. Tax benefits for uncertain tax positions are recognized and measured in accordance with ASC 740-10 based upon management’s evaluation of the technical merits of the tax positions as of the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not of being sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Net Income per Share

Basic net income per common stock is calculated by dividing the net income by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income per common stock is computed by dividing the net income by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statement

F-12

3. Short-term loan receivable

The Company entered into short-term loan agreements with its suppliers for the purpose of supporting working capital. The Company’s short-term loan receivable balances are unsecured and bear no interest. The Company has evaluated the credit risk of these receivables and determined that no allowance for credit losses is necessary as of April 30, 2025 and 2024. The balance of short-term loan receivable was ¥51,824 and ¥38,952 as of April 30, 2025 and 2024, respectively.

4. Property and Equipment, Net

As of April 30, 2025 and 2024, property and equipment consisted of the following:

	April 30,
	2025	2024
Buildings	¥103,025	¥82,611
Building improvements	5,208	4,801
Vehicles	21,947	6,201
Equipment	740	740
Computer and fixtures	760	760
Land	247,070	210,900
Construction in Progress	32,742	12,953
Total property and equipment	411,492	318,966
Less: Accumulated depreciation	(50,225)	(34,404)
Total property and equipment, net	¥361,267	¥284,562

The Company recognized depreciation expenses on property and equipment of ¥15,821 and ¥7,969 during the fiscal years ended April 30, 2025 and 2024, respectively.

5. Leases

The Company has an operating lease for its vehicles. As of April 30, 2025 and 2024, the following amounts were recorded in the Balance Sheets relating to the Company’s operating lease.

	April 30,
	2025	2024
Right-of-Use Assets
Operating lease assets	¥3,075	¥3,572
Lease Liabilities
Operating lease liabilities - Current	¥543	¥497
Operating lease liabilities - Non-current	¥2,532	¥3,075

The following table summarizes the contractual maturities of operating lease liabilities as of April 30, 2025:

2026	¥798
2027	798
2028	798
2029	798
2030	599
Thereafter	-
Total lease payments	3,791
Less amounts representing interest	(716)
Present value of lease payments	3,075
Less: current portion	(543)
Non-current lease liabilities	¥2,532

F-13

The following table illustrates information for the Company’s operating lease as of and for the fiscal years ended April 30, 2025 and 2024:

	April 30,
	2025	2024
Total operating lease cost	¥117	¥117
Short-term lease cost	¥1,011	¥1,011
Cash paid for amounts included in the measurement of the operating lease liability	¥200	¥200
Weighted average remaining lease term (years)	4.8	5.8
Weighted average discount rate	9.00%	9.00%

The Company did not have significant sublease income or variable lease cost for the fiscal years ended April 30, 2025 and 2024.

6. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of April 30, 2025 and 2024.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the fiscal years ended April 30, 2025 and 2024.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

7. Borrowing

Borrowing as of April 30, 2025 and 2024 consisted of the following:

	April 30, 2025
	Principal balance	Range of Interest Rates	Weighted-average Interest Rate	Weighted-average Years to Maturity
Fixed rate	¥204,296	0.00% - 9.00%	0.62%	2.0

	April 30, 2024
	Principal balance	Range of Interest Rates	Weighted-average Interest Rate	Weighted-average Years to Maturity
Fixed rate	¥150,286	0.00% - 9.00%	0.99%	1.7

F-14

The term loan agreements do not contain any financial covenants.

Revolving line of credit

On May 31, 2023, the Company entered into a revolving credit facility with a lender. The revolving credit facility has a borrowing capacity of up to ¥20,000 and a maturity date of October 5, 2031. It carries an interest rate of 9.00% per annum.

Contractual maturities of long-term debt as of April 30, 2025 are as follows (yen in thousands):

2026	¥121,310
2027	10,000
2028	59,000
2029	-
2030	-
Thereafter	13,986
Total	¥204,296

8. Net Income per Share

The following table sets forth the computation of basic and diluted net income per share:

	Fiscal year ended April 30,
	2025	2024
Basic and Diluted Net Income Per Common Share:
Net income attributable	¥110,534	¥69,865
Weighted average common shares outstanding – basic and diluted	21,600,000	21,600,000
Net income per common share – basic and diluted	$5.1	$3.2

9. Income Taxes

The components of income before income taxes for the fiscal years ended April 30, 2025 and 2024 were as follows:

	Fiscal year ended April 30,
	2025	2024
Japan	¥164,039	¥69,865

The components of income tax expense for the fiscal years ended April 30, 2025 and 2024 were as follows:

	Fiscal year ended April 30,
	2025	2024
Current	¥37,850	¥-
Deferred	15,655	—
Total	¥53,505	¥-

F-15

A reconciliation of income tax expense to the amount of income tax expense at the statutory rate in Japan for the fiscal years ended April 30, 2025 and 2024 is as follows:

	Fiscal year ended April 30,
	2025	2024
Income tax benefit at the statutory rate	¥51,657	¥20,953
Increase (reduction) in taxes resulting from:
Change in valuation allowance	(139)	(24,433)
Non-deductible expenses	2,174	3,190
Return to provision adjustments	7,951	—
Permanent differences	(10,921)	—
Other	2,783	290
Income tax expense	¥53,505	¥-

The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities at April 30, 2025 and 2024, were as follows:

	April 30,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	¥-	¥8,163
Accrued expenses and reserves	590	—
Lease liabilities	968	1,319
Deferred revenue	151	883
Total deferred tax assets	1,709	10,365
Deferred tax liabilities:
Right-of-use assets	968	1,319
Real estate	—	6,211
Fixed assets	4,499	363
Unbilled revenue	9,447	—
Other	2,451	2,333
Total deferred tax liabilities	17,365	10,226
Less: Valuation allowance	—	(139)
Net deferred tax assets/(liabilities)	¥(15,656)	¥-

The Company has net operating loss carryforwards of nil and ¥27,218 as of April 30, 2025 and 2024, respectively.

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Due to the Company’s history of net losses and the difficulty in predicting future results, the Company concluded it was not more likely than not that the deferred tax assets would be utilized. Accordingly, the Company has established a full valuation allowance against net deferred tax assets as of April 30, 2024 which was fully utilized in the fiscal year ended April 30, 2025.

The net changes in the total valuation allowance for net deferred tax assets for the fiscal years ended April 30, 2025 and 2024 consist of the following:

	Fiscal year ended April 30,
	2025	2024
Valuation allowance at beginning of year	¥139	¥24,572
Additions (deductions)	(139)	(24,433)
Valuation allowance at end of year	¥-	¥139

For the fiscal years ended April 30, 2025 and 2024, the Company had no uncertain tax positions anticipated to significantly increase or decrease within 12 months.

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Interest and penalties related to income tax matters are recognized as a component of selling, general and administrative expenses in the Statements of Operations, if applicable. The Company did not have any interest or penalties associated with any uncertain tax benefits that have been accrued or recognized as of and for the fiscal years ended April 30, 2025 and 2024.

The Company files national and local income tax returns in Japan. As of the reporting date, the Company is not currently under income tax examination but may be subject to examination in the future. The tax authorities may examine tax returns for the tax year ended April 30, 2025.

10. Stockholders’ Equity

Common Stocks

As of April 30, 2025, the Company has authorized 100,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of April 30, 2025 was 21,600,000 shares.

11. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the fiscal years ended April 30, 2025 and 2024. The Company had no revenue derived from geographical regions outside of Japan during the fiscal years ended April 30, 2025 and 2024.

	Fiscal year ended April 30,
	2025	2024
Sales of real estate properties	¥301,722	¥249,120
Brokerage revenue	150,824	97,340
Rental income	14,931	13,313
Renovation revenue	9,194	10,255
Consulting revenue	218,749	42,593
Other	16,389	4,796
Total	¥711,809	¥417,417

	Fiscal year ended April 30,
	2025	2024
Timing of transfer of goods and services
Point in time	¥580,959	¥379,170
Over time	130,850	38,247
Total	¥711,809	¥417,417

The following table summarizes the activity in deferred revenue during the fiscal years ended April 30, 2025 and 2024.

	Fiscal year ended April 30,
	2025	2024
Deferred revenue, beginning of period	¥35,298	¥1,493
Deferred revenue, end of period	20,480	35,298

Revenue recognized in the period from amounts included in deferred revenue at the beginning of period	35,298	243

Changes in deferred revenue are primarily due to the timing of revenue recognition and cash collections. As of April 30, 2025, deferred revenue represents the Company’s remaining performance obligations related to sales of real properties and rental of its properties. Deferred revenue is expected to be recognized within one year.

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12. Other Income (Loss), net

The following table summarizes the components of other income (loss) during the fiscal years ended April 30, 2025 and 2024.

	Fiscal year ended April 30,
	2025	2024
Fraud loss	¥(127,274)	¥-
Foreign exchange gain/(loss)	335	(441)
Gain on insurance recovery	14,907	2,012
Loss on disposal of property and equipment	-	(320)
Other	2,205	(473)
Total other income (loss), net	¥(109,827)	¥778

13. Segment Information

The Company operates as a single reportable segment. The CODM reviews financial performance and allocates resources on a consolidated basis, using a single measure of operating profit and a total expense amount. No disaggregated expense categories are regularly reviewed by the CODM. As such, the Company has not identified any segment expense categories that meet the criteria for disclosure under ASC 280, as amended by ASU 2023-07.

Revenue is derived primarily from five sources:

1.	Sales of real estate properties
2.	Brokerage revenue
3.	Consulting revenue
4.	Rental income, and
5.	Renovation revenue

The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The CODM assesses performance for the segment and decides how to allocate resources based on net income that also is reported on the Statement of Operations. The measure of segment assets is reported on the Balance Sheet as total assets.

The CODM uses net income to evaluate income generated from segment assets (i.e., return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity, such as for acquisitions or to pay dividends, if any. Net income is used to monitor budget versus actual results.

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14. Related Party

The following table presents related parties with material balances and/or transactions during the fiscal years ended April 30, 2025 and 2024. All transactions were conducted on terms equivalent to those prevailing in arm’s length transactions unless otherwise disclosed:

Name of Related Party	Nature of Relationship at April 30, 2025
Hokkaido Shintatsu Inc.	A company controlled by Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hokkaido Style Inc.	A company controlled by Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
River Stone World Inc.	A company controlled by Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Niseko Chiken Inc.	A company controlled by Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hokkaido Kaitakushi Inc.	A company controlled by an immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Art Hills Inc.	A company controlled by an immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Hideyuki Ishii	The Representative Director, President, Chief Executive Officer and principal shareholder of the Company
Atsuko Ishizaki	The Company’s director and Chief Operating Officer
Yoshiyuki Ishii	An immediate family member of Hideyuki Ishii, the Representative Director, President, Chief Executive Officer and principal shareholder of the Company

The Company had the following related party transactions as of and for the fiscal years ended April 30, 2025 and 2024:

		April 30,
	Nature of transactions	2025	2024
Receivable due from related parties:
Hokkaido Shintatsu Inc.	For working capital	¥10,322	¥16,914
Hokkaido Style Inc.	For working capital	1,943	45,295
River Stone World Inc.	Advance for operating expenses	19,669	887
Niseko Chiken Inc.	Provision of consulting services	30	67,868
Hokkaido Kaitakushi Inc.	For working capital	79,058	56,572
Payable due to related party:
Hideyuki Ishii	Payment for operating expenses	6,993	2,619
Atsuko Ishizaki	Payment for operating expenses	1,056	507
Short-term loans due to related parties:
Hideyuki Ishii	For working capital	72,439	36,959
Atsuko Ishizaki	For working capital	—	4,400
Yoshiyuki Ishii	For working capital	—	14,773
Deposit received from related party:
Niseko Chiken Inc.	For purchase of properties	2,213	—

		Fiscal year ended April 30,
	Nature of transactions	2025	2024
Revenue from related parties:
Hokkaido Shintatsu Inc.	Rental income	¥360	¥4,312
Hokkaido Style Inc	Rental income	360	1,606
River Stone World Inc.	Rental income	360	—
Niseko Chiken Inc.	Rental income and brokerage revenue	115,530	—
Selling, General and Administrative Expenses with related party:
Hokkaido Shintatsu Inc.	Operating expenses	700	2,198
Hokkaido Style Inc	Operating expenses	921	1,606
Hokkaido Kaitakushi Inc	Operating expenses	180	435

15. Subsequent Events

The Company has evaluated subsequent events after the balance sheet date through September 4, 2025, the date the financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the balance sheet date that require recognition or disclosure in the financial statements except for the following.

On July 10, 2025, the Company’s Board of Directors approved the issuance of new Common Shares for subscription. In July and August 2025, the Company issued 112,151 new Common Shares in consideration for ¥31,066. After the share issuance, the total number of issued and outstanding Common Shares increased from 21,600,000 to 21,712,151.

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